UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ManTech International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12015 Lee Jackson Highway

Fairfax, VA 22033-3300

April 1, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of ManTech International Corporation, which will be held at Hyatt Regency Fairfax, 12777 Fair Lakes Circle, Fairfax, VA 22033, on Thursday, May 5, 2016, at 11:00 am (EDT).

We have provided details of the business to be conducted at the meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.

Your participation is important, regardless of the number of shares you own. In order for us to have an efficient meeting, please sign, date, and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning our voting procedures in the accompanying materials.

We look forward to seeing you at the meeting.

Sincerely,

George J. Pedersen

Chairman of the Board and Chief Executive Officer

12015 Lee Jackson Highway

Fairfax, VA 22033-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2016

The 2016 Annual Meeting of Stockholders (the Annual Meeting) of ManTech International Corporation, a Delaware corporation (the Company), will be held at Hyatt Regency Fairfax, 12777 Fair Lakes Circle, Fairfax, VA 22033, on Thursday, May 5, 2016, at 11:00 am (EDT), for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect seven (7) persons as directors of the Company, each to serve until the 2017 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

2.	To approve our Management Incentive Plan, as amended and restated;

3.	To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 9, 2016 are entitled to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be available for examination by our stockholders during the ten days prior to the Annual Meeting, between the hours of 9:00 am and 5:00 pm (EDT), at the offices of the Company at 12015 Lee Jackson Highway, Fairfax, VA 22033-3300.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card, and return it promptly in the accompanying reply envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.

The proxy statement and form of proxy are being mailed on or about April 1, 2016.

By Order of the Board of Directors

George J. Pedersen

Chairman of the Board and Chief Executive Officer

Fairfax, Virginia

April 1, 2016

Important Notice Regarding Availability of Proxy Materials for ManTech’s

Annual Meeting of Stockholders to be Held on May 5, 2016:

The Proxy Statement, our Proxy Card and our Annual Report to Shareholders are available at

http://investor.mantech.com/annualmeeting

12015 Lee Jackson Highway

Fairfax, VA 22033-3300

PROXY STATEMENT FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the Board) of ManTech International Corporation (the Company) is soliciting proxies to be voted at the Company’s 2016 Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 5, 2016, at 11:00 am (EDT), at Hyatt Regency Fairfax, 12777 Fair Lakes Circle, Fairfax, VA 22033, and at any adjournments or postponements thereof.

The mailing address of our principal executive offices is 12015 Lee Jackson Highway, Fairfax, VA 22033-3300. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the enclosed proxy card are first being mailed to our stockholders on or about April 1, 2016 (the Mailing Date).

GENERAL INFORMATION

The Board is soliciting proxies to be voted at the Annual Meeting. When we ask you for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

At the Annual Meeting, we will ask you to consider and vote on the following matters:

1.	To elect seven (7) persons as directors of the Company, each to serve until the 2017 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

2.	To approve our Management Incentive Plan, as amended and restated; and

3.	To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

We do not expect any other items of business, because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy, George J. Pedersen and Jeffrey S. Brown, with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their discretion and best judgment.

Record Date and Stockholders Entitled to Vote

Record Date	Stockholders as of the close of business on March 9, 2016 (the Record Date) may vote at the Annual Meeting.

Our Stock

We have two classes of outstanding stock: our Class A common stock and our Class B common stock. As of the Record Date, a total of 37,686,317 shares were outstanding: 24,494,472 shares of Class A common stock and 13,191,845 shares of Class B common stock. Holders of Class A common stock are entitled to one vote for each share of Class A common stock they hold on the Record Date. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock they hold on the Record Date.

Voting Requirements and Other Matters

Quorum

The holders of a majority in voting power of the common stock entitled to vote at the Annual Meeting must be present, either in person or by proxy, to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

How to Vote	You can only vote your shares at the Annual Meeting if you are present either in person or by proxy. We encourage you to vote by submitting a proxy card even if you plan to attend the Annual Meeting.

If you vote by mail, you must sign and date each proxy card that you receive, and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. If you return a proxy card that is not signed, then your vote cannot be counted. If you return a proxy card that is signed and dated, but you do not specify voting instructions, we will vote on your behalf as follows:

➢	FOR the election of the seven (7) directors nominated by our Board and named in this proxy statement (Proposal 1 – Election of Directors);
➢	FOR the approval of our Management Incentive Plan, as amended and restated (Proposal 2 – Approval of Management Incentive Plan); and
➢	FOR the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm (Proposal 3 – Ratification of Auditors).

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will still be voted at the Annual Meeting when reconvened. You will still be able to change or revoke your proxy until it is voted.

Voting ESOP Shares

Stockholders who are current or former employees participating in our Employee Stock Ownership Plan (ESOP) and have shares of our stock allocated to their account as of the Record Date have the right to direct the plan trustee on how to vote their shares. If you do not send instructions to the plan trustee in a proper manner, or if the instructions are not timely received, the trustee will not vote the shares allocable to your account.

Broker Non-Votes

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. For Proposals 1 and 2 or for any other non-routine matter to come before the Annual Meeting, if you do not give instructions, the broker may not vote your shares at all (a broker non-vote). If you do not give instructions for Proposal 3, which is considered a routine matter, the broker may vote your shares in its discretion.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote.

Revoking Your Proxy

If you execute a proxy pursuant to this solicitation, you may revoke it at any time prior to its exercise by (i) delivering written notice to our Corporate Secretary at our principal executive offices before the Annual Meeting; (ii) executing and delivering a proxy bearing a later date to our Corporate Secretary at our principal executive offices; or (iii) voting in person at the Annual Meeting.

Votes Required	Approval of each of the proposals submitted to a vote at the Annual Meeting is subject to the affirmative vote requirement shown in the table below.

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1–Election of Directors	Plurality	No

Proposal 2–Approval of our Management Incentive Plan	Majority	No

Proposal 3–Ratification of Auditors	Majority	Yes

“Plurality” will be determined with respect to votes cast on a particular proposal. “Majority” will be determined with respect to votes present in person or represented by proxy and entitled to vote. If you vote ABSTAIN on any proposal requiring a Majority, your vote will have the same effect as a vote AGAINST that proposal.

Tabulation of Votes

Mr. Michael R. Putnam, our Senior Vice President, Corporate and Regulatory Affairs, has been appointed inspector of elections for the Annual Meeting. Mr. Putnam will separately tabulate the affirmative votes, withheld or negative votes (as applicable), abstentions, and broker non-votes with respect to each of the proposals.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will disclose the final results on a Form 8-K that we file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Ownership by Insiders

As of the Record Date, our directors and executive officers beneficially owned an aggregate of 660,646 shares of Class A common stock (such number includes shares of common stock that may be issued upon exercise of outstanding options that are currently exercisable or that become exercisable prior to May 8, 2016) and 13,191,845 shares of Class B common stock, which together constitute approximately 36.2% and 84.5% of the outstanding shares and voting control of our common stock, respectively.

Solicitation

The Board is making this solicitation of proxies on our behalf. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by personal interview, telephone, email or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

We will request that brokerage houses and other custodians, nominees and fiduciaries forward our solicitation materials to beneficial owners of our common stock. We will bear all costs associated with preparing, assembling, printing and mailing this proxy statement and the accompanying materials, the cost of forwarding our solicitation materials to the beneficial owners of our common stock, and all other costs of solicitation.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has established and adopted guidelines that it follows in matters of corporate governance (the Corporate Governance Guidelines). These Corporate Governance Guidelines assist the Board in the exercise of its responsibilities and provide a framework for the efficient operation of our Company, consistent with the best interests of our stockholders and applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of our Corporate Governance Guidelines. We have posted a current copy of our Corporate Governance Guidelines, which was last amended in January 2016, on the Corporate Governance page in the Investor Relations section of our website at www.mantech.com (our Website).

Director Independence

The Board comprises a majority of directors who are independent from management. Only independent directors serve on each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Board has conducted an evaluation of director independence, based on the independence standards applicable to Nasdaq-listed companies and applicable SEC rules and regulations. In the course of the Board’s evaluation of the independence of each non-management director, the Board considered any transactions, relationships and arrangements between such director (or any member of his or her immediate family) and the Company, its subsidiaries and its affiliates. The purpose of this evaluation was to determine whether any relationships or transactions exist that could be inconsistent with a determination by the Board that the director has no relationship that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

As a result of this evaluation, the Board has affirmatively determined that the following directors nominated for election at the Annual Meeting are independent of the Company and its management under the above referenced standards and regulations:

➢ Richard L. Armitage	➢ Walter R. Fatzinger, Jr.
➢ Mary K. Bush	➢ Richard J. Kerr
➢ Barry G. Campbell	➢ Kenneth A. Minihan

The Board also affirmatively determined that Stephen W. Porter (who is retiring after the completion of his current Board term) is independent of the Company and its management under the above referenced standards and regulations. The Board determined that Mr. Pedersen, our Chairman of the Board and Chief Executive Officer, is not independent because he is employed by the Company.

Board Leadership Structure

The Board believes that no single leadership model is right for all companies at all times. Depending on the circumstances, different leadership models might be appropriate. Our Corporate Governance Guidelines do not require that the roles of Chief Executive Officer (CEO) and Chairman of the Board be separate or combined. The Board’s policy as to whether the roles of the CEO and Chairman of the Board should be separate or combined is to adopt the practice that best serves the Company at any given point in time. Currently, our CEO also serves as Chairman of the Board. The Board believes this structure provides an effective and efficient leadership model for the Company at this time, and that combining the roles of CEO and Chairman of the Board fosters clear accountability, effective decision-making and alignment on corporate strategy.

Because we have combined the roles of CEO and Chairman of the Board, pursuant to our Corporate Governance Guidelines, our independent directors have designated Mr. Campbell to serve as the Presiding Director. Mr. Campbell’s duties in this capacity include:

➢	Coordinating the activities of the independent directors;

➢	Calling for meetings or sessions of the independent directors, and coordinating the agenda and serving as the chair for such meetings; and

➢	Facilitating communications between and among the independent directors and the Chairman of the Board.

Board and Committee Executive Sessions and Independent Directors Meetings

The independent directors of the Board regularly meet in executive session, without the presence of management; typically, these sessions are held following the adjournment of certain regularly-scheduled Board meetings. The Board’s independent directors meet no fewer than two times annually. Certain of the Board’s primary standing committees (including the Audit Committee and Compensation Committee) also regularly meet in executive session. As Presiding Director, Mr. Campbell chairs meetings of our independent directors; committee chairpersons preside over executive sessions for their respective committees.

Board’s Role in Risk Oversight

The Board oversees the management of risks inherent in the operation of the Company’s business. The Board oversees the management of risk principally through the Audit Committee. Among other activities, the Audit Committee oversees the Company’s enterprise risk management program. The Board oversees certain of the Company’s business activities (particularly those designated as classified by the U.S. government), as well as risks posed by cyber security, information assurance and similar matters, through the Special Programs Oversight Committee. The Board fulfills its responsibility for overseeing the assessment of risks associated with the Company’s compensation policies and programs through the Compensation Committee.

Each of these committees regularly receives reports from, and discusses those reports with, members of management who are responsible for applicable day-to-day risk management functions of the Company. The chairpersons of these committees periodically report back to the Board regarding risk management activities within such committees’ respective purview. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

Board and Committee Self-Evaluations

Each of the Board and its primary standing committees (the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) conducts a self-evaluation on an annual basis. These evaluations are designed to foster candid discussion regarding the adequacy and effectiveness of the Board and such committees. The Nominating and Corporate Governance Committee oversees the annual self-evaluation process. Where appropriate, the Nominating and Corporate Governance Committee may consider feedback received from the evaluation process in making recommendations to the Board regarding the nomination of incumbent directors for re-election to the Board (and, where applicable, assignments of Board members to various committees).

Director Nominations

The Board generally identifies and attracts candidates through its own efforts, and it believes that this method has been effective. However, if in the future the Board determines that it is in the Company’s best interest to use the services of a consultant or a search firm to assist with the identification and selection process, it will do so.

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees, and then recommending director candidates for nomination by the Board.

We do not have a formal policy regarding the consideration of diversity in identifying potential director nominees. However, the Nominating and Corporate Governance Committee considers diversity in its broadest sense when evaluating candidates. Our Corporate Governance Guidelines direct that the evaluation of nominees should include (among numerous other considerations) an assessment of whether a nominee would provide the Board with a diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee has a policy regarding the consideration of director candidates recommended by our stockholders (Nominations Policy). The Nominations Policy describes the circumstances pursuant to which the Nominating and Corporate Governance Committee will consider Board candidates recommended by our stockholders. The Nominations Policy also describes the procedures to be followed by stockholders in submitting such recommendations. We have made the Nominations Policy available on the Corporate Governance page of our Website.

Generally, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders who beneficially own at least 1% of our outstanding stock at the time of recommendation (Qualifying Stockholder). Qualifying Stockholders wishing to recommend candidates to the Nominating and Corporate Governance Committee may do so by submitting a completed Stockholder Recommendation of Candidate for Director Form (Recommendation Form), which is attached to the Nominations Policy posted on our Website.

Qualifying Stockholders wishing to recommend a nominee for election as director at the next annual meeting of stockholders must submit their completed Recommendation Form at least 120 days in advance of the one-year anniversary of the date of the mailing of this proxy statement. The Nominating and Corporate Governance Committee will only evaluate a candidate if he or she has indicated a willingness to serve as a director and cooperate with the evaluation process, and if the required information about the candidate has been submitted. Candidates recommended by Qualifying Stockholders will generally be evaluated by the Nominating and Corporate Governance Committee pursuant to the same process used for evaluation of all other director candidates.

Code of Ethics

The policies in our Standards of Ethics and Business Conduct satisfy the SEC’s requirements for a “code of ethics” applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as Nasdaq’s requirements for a code of conduct applicable to all directors, officers, and employees. Among other principles, our Standards of Ethics and Business Conduct includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with (and reporting violations of) such standards. A copy of our Standards of Ethics and Business Conduct is available on the Corporate Governance page of our Website. We are required to disclose any amendment to, or waiver of, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. We intend to use our Website as a method of disseminating this disclosure, as permitted by applicable SEC rules.

Communication with Directors

We believe that it is important for our stockholders to be able to communicate their concerns to our Board. Stockholders may correspond with any director, committee, or the Board generally, by writing to the following address: ManTech International Corporation Board of Directors, 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. Our Corporate Secretary has been instructed to promptly forward all correspondences to the relevant director, committee, or the full Board, as indicated in your correspondence.

Director Attendance at Annual Meeting of Stockholders

We invite all of our directors to attend our annual meeting of stockholders, and we strongly encourage all of them to do so absent exigent circumstances that prevent their attendance. In furtherance of this policy, we generally schedule one of our regular Board meetings on the same day as our annual meeting of stockholders. In 2015, seven of the eight directors then serving on the Board attended our annual meeting of stockholders.

Availability of Corporate Governance Documents

We have made available on the Corporate Governance page of our Website a number of important documents related to our governance practices, including:

➢	Certificate of Incorporation and Bylaws;

➢	Charters of all six of our standing Board Committees;

➢	Code of Ethics (Standards of Ethics and Business Conduct);

➢	Corporate Governance Guidelines;

➢	Nominations Policy

➢	Related Party Transactions Policy; and

➢	Stock Option Grant Policy.

We will also make these materials available in print format to any requesting stockholder. Copies of these documents may be requested by writing to the following address: ManTech International Corporation, 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, Attention: Corporate Secretary.

BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board currently comprises eight members, each of whom was elected at the 2015 Annual Meeting of Stockholders for a term that expires at the Annual Meeting. Set forth below are details regarding director attendance at board and committee meetings, the function and operation of each of the Board’s standing committees, and the compensation of our non-employee directors in 2015.

Attendance at Board and Committee Meetings

Our full Board met eight times in 2015. Each of our directors attended or participated in at least 75% of the aggregate of the board meetings and the meetings of the committees on which the director served during 2015. The number of meetings held in 2015 by each of the Board’s standing committees is set forth in the information below.

Committees of the Board

The Board currently has six standing committees (although the Board may establish other committees from time to time). The following table sets forth the current composition of our Board committees.

Certain information regarding each standing Board committee is provided below. A more detailed discussion of each committee’s composition, purpose, objectives, authority and responsibilities can be found in its charter, which we make available on the Corporate Governance page of our Website.

Audit Committee

The primary functions of the Audit Committee are to oversee (i) the integrity of our financial statements, (ii) our accounting and financial reporting processes, and (iii) audits of our financial statements. The Audit Committee operates under a written charter that it reviews and reassesses the adequacy of on an annual basis. The charter was most recently revised and amended in March 2016 and is available on our Website.

The Board annually reviews the suitability of our Audit Committee in light of the Nasdaq listing standards’ requirements for audit committee composition and applicable SEC rules and regulations. The Board has determined that each member of our Audit Committee meets the independence and other requirements for audit committee members under applicable Nasdaq listing standards and SEC rules and regulations.

The Board has also determined that the Company has at least one audit committee financial expert serving on the Audit Committee. The Board has determined that each of Messrs. Campbell and Fatzinger and Ms. Bush (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations, and (ii) satisfies the financial sophistication requirements of the Nasdaq listing standards. All of our Audit Committee members have a working familiarity with basic finance and accounting practices.

During 2015, the Audit Committee held five meetings. The Audit Committee meets regularly in executive session, including with our independent registered public accounting firm, without management present. Mr. Campbell serves as chairperson of the Audit Committee.

Compensation Committee

The primary functions of the Compensation Committee are to (i) oversee the determination, implementation, and administration of the remuneration (including salary, incentive compensation payments, bonuses, equity compensation, and perquisites) of all non-employee directors and executive officers of the Company, (ii) review and approve or ratify all equity grants, and (iii) administer the Company’s stock-based compensation plans. The Compensation Committee operates under a written charter that it reviews and reassesses the adequacy of on an annual basis. The charter was most recently revised and amended in February 2014 and is available on our Website.

The Board annually reviews the suitability of our Compensation Committee in light of the Nasdaq listing standards’ requirements for compensation committee composition and applicable SEC rules and regulations. The Board has determined that each member of our Compensation Committee meets the independence and other requirements for compensation committee members under applicable Nasdaq listing standards and SEC rules and regulations. Our Compensation Committee members also qualify as “non-employee directors” under Section 16 of the Securities Exchange Act of 1934 (the Exchange Act) and as “outside directors” under Section 162(m) of the Internal Revenue Code.

During 2015, the Compensation Committee held four meetings. At the direction of the Compensation Committee, certain members of management attend each meeting. The Compensation Committee also meets regularly in executive session without management present. Mr. Fatzinger serves as chairperson of the Compensation Committee.

➢	Compensation Advisers

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, legal counsel or other advisers, and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. The Compensation Committee conducts an independence assessment of any compensation adviser it engages; such assessment includes the consideration of the factors required by applicable Nasdaq listing standards and SEC rules and regulations.

For 2015, the Compensation Committee retained Ernst & Young LLP (E&Y) as its independent compensation consultant to assist the Compensation Committee with its executive compensation-related responsibilities. The services provided by E&Y in its capacity as the Compensation Committee’s independent compensation consultant included supporting the design of our executive compensation program, providing market consensus data for each of our executive officers, and assisting the Compensation Committee in evaluating the compensation of our non-employee directors.

From time to time, with the consent of the Compensation Committee, the Company’s management has retained personnel at E&Y to perform services that are not related to work performed as the Compensation Committee’s independent compensation consultant (Additional Services), for which E&Y receives a fee. The Compensation Committee has approved the Company’s future use of E&Y for certain projects, including due diligence support for acquisitions or other corporate transactions, tax advisory services, consulting and advisory services with respect to the Company’s internal systems and, as directed by the chairperson of the Compensation Committee, consulting and advisory services related to compensation of the Company’s non-executive officers. The Company’s management did not engage E&Y to perform Additional Services in 2015.

Based on its review of these relationships, and independence and other factors that the Compensation Committee determines to be relevant, as well as policies and procedures implemented by the Compensation Committee and E&Y, the Compensation Committee has concluded that the compensation consulting advice it receives from E&Y is objective, and that no conflicts of interest exist that would require disclosure by the Company under applicable SEC rules.

The Company’s processes and procedures for the consideration and determination of director and executive compensation (including the roles of the Compensation Committee, management, and the Compensation Committee’s independent compensation consultant) are discussed in the sections of this proxy statement captioned “Setting Compensation of Non-Employee Directors” and “Compensation Discussion and Analysis,” respectively.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of the Board, and recommend new director candidates to the Board when necessary and appropriate, (ii) evaluate whether incumbent directors should be nominated for re-election to the Board and make recommendations to the Board in this regard, and (iii) oversee and periodically evaluate certain of the Company’s corporate governance policies and procedures. The Nominating and Corporate Governance Committee operates under a written charter that it reviews and reassesses the adequacy of on an annual basis. The charter was most recently revised and amended in March 2016 and is available on our Website. All members of the Nominating and Corporate Governance Committee are independent directors, within the meaning of applicable Nasdaq listing standards and SEC rules and regulations. The Nominating and Corporate Governance Committee held two meetings in 2015. Mr. Porter currently serves as chairperson of the Nominating and Corporate Governance Committee.

Retirement Plan Committee

The primary function of the Retirement Plan Committee is to oversee the administration of the Company’s tax-qualified and non-qualified retirement plans. The Retirement Plan Committee held six meetings in 2015. Mr. Fatzinger serves as chairperson of the Retirement Plan Committee.

Special Programs Oversight Committee

The Special Programs Oversight Committee oversees certain of the Company’s business activities (particularly those designated as classified by the United States government for purposes of national security), as well as cyber security, information assurance and similar matters that have the potential for posing significant risk to the Company. The Special Programs Oversight Committee held two meetings in 2015. Mr. Kerr serves as chairperson of the Special Programs Oversight Committee.

Executive Committee

The primary function of the Executive Committee is to assist the Board in fulfilling its oversight responsibilities. The Executive Committee is authorized to exercise the powers of the Board in managing the affairs of the Company during intervals between Board meetings, when Board action is necessary or desirable but convening a special Board meeting is not warranted or practical. The Executive Committee did not meet in 2015. Mr. Pedersen serves as chairperson of the Executive Committee.

Setting Compensation of Non-Employee Directors

Our Compensation Committee sets compensation for the Company’s non-employee directors. The Compensation Committee generally reviews non-employee director compensation on an annual basis. In conducting this review, the Compensation Committee receives input on market trends for non-employee director compensation from its independent compensation consultant, including with respect to the Company’s compensation peer group (as set forth in the “Compensation Discussion & Analysis” section of this proxy statement); however, the Compensation Committee does not target non-employee director compensation at any particular percentile or percentile range of the market data. A substantial portion of the non-employee directors’ compensation is payable in the form of stock-based compensation, in order to align the interests of the directors with those of the Company’s stockholders.

We do not compensate Mr. Pedersen for his service on the Board or any committee of the Board. In certain circumstances, members of the Board may receive reimbursement for certain expenses incurred in connection with attending Board or committee meetings. For the current Board term (which began in May 2015), the Compensation Committee decided not to make any changes to non-employee director compensation levels (both with respect to cash and equity) from those levels applicable to the prior Board term. The compensation we paid in 2015 to our non-employee directors for their services is set forth in the table that follows.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The tables and footnotes below reflect the compensation and other fees paid in 2015 to our non-employee directors for their services.

Name (a)	Fees Paid in Cash[1] ($) (b)	Stock Awards[2] ($) (c)	All Other Compensation[3] ($) (d)	Total ($) (e)
Richard L. Armitage	86,250	86,940	2,520	175,710
Mary K. Bush	81,000	86,940	2,520	170,460
Barry G. Campbell	128,500	86,940	2,520	217,960
Walter R. Fatzinger, Jr	121,000	86,940	2,520	210,460
Richard J. Kerr	90,500	86,940	2,520	179,960
Kenneth A. Minihan	74,500	86,940	2,520	163,960
Stephen W. Porter	85,500	86,940	2,520	174,960

[1]	The following table presents the cash compensation we currently pay to our non-employee directors for their service on our Board and our Board committees:

	Annual Retainer (Director/Member)	Additional Annual Retainer (Chairperson)	Meeting Fee
Board of Directors	$50,000	N/A	$1,500 for each meeting that is attended
Audit Committee	$12,500	$20,000	$1,500 for each meeting in excess of 4 per Board term
Compensation Committee	$7,500	$10,000	$1,500 for each meeting in excess of 4 per Board term
Nominating and Corporate Governance Committee	$7,500	$7,500	$1,500 for each meeting in excess of 4 per Board term
Retirement Plan Committee	$5,000	$5,000	$1,500 for each meeting in excess of 4 per Board term
Special Programs Oversight Committee	$5,000	$5,000	$1,500 for each meeting in excess of 4 per Board term
Executive Committee	$10,000	N/A	$1,500 for each meeting in excess of 4 per Board term
Presiding Independent Director	$5,000	N/A	N/A

[2]

The amounts in this column reflect the aggregate fair market value of the restricted stock award granted on May 7, 2015, as computed in accordance with ASC Topic 718, Compensation – Stock Compensation. In 2015, each non-employee director received a restricted stock grant of 3,000 shares of common stock, with a grant price of $28.98 per share (closing price of our common stock on the Nasdaq stock market on the date of grant, May 7, 2015); the restricted stock awards fully vest one year after the date of grant. Each non-employee director had unvested restricted stock awards in the amount of 3,000 shares outstanding as of December 31, 2015. The non-employee directors were not granted any option awards during 2015, and they had no options outstanding as of December 31, 2015.

[3]	The amounts in this column reflect cash dividends credited on unvested shares of restricted stock.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

The Board has nominated seven of the Company’s eight current directors to serve as a director until the 2017 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified. Mr. Stephen Porter is retiring after the completion of his current Board term. Each nominee is a current member of the Board, has agreed to stand for election and serve if elected, and has consented to be named in this proxy statement.

Substitute Nominees

If any nominee should become unavailable for election or is unable to be a candidate when the election takes place (or otherwise declines to serve), the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate that any nominee will be unable to be a candidate for election or will otherwise decline to serve.

Vacancies

Under our Second Amended and Restated Bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors, or vacancies created by the resignation of a director. Any nominee so elected and appointed by the Board would hold office for the remainder of the term of office of all directors, which term expires annually at our annual meeting of stockholders, or until his successor is duly elected and qualified.

Information Regarding the Nominees for Election as Directors

The name and age (as of the Mailing Date) of each nominee for election as director, as well as certain additional information concerning each nominee’s principal occupation, other affiliations, and business experience during the last five years, are set forth below.

The Board has concluded that each of the incumbent directors (other than Mr. Porter, who is retiring after the completion of his current Board term) should be nominated for re-election based on the specific experience, qualifications, attributes and skills identified in the biographical information below, in light of the Company’s business and structure.

Name	Age	Director Since

George J. Pedersen	80	1968

Mr. Pedersen is a co-founder, Chairman of the Board and Chief Executive Officer of the Company. Mr. Pedersen has served as a director of ManTech since 1968, was appointed Chairman of the Board in 1979, and was named Chief Executive Officer in 1995. Mr. Pedersen was also President of the Company from 1995 until 2004. Until 2011, Mr. Pedersen served on the board of directors of GSE Systems, Inc. (NYSE Amex: GVP), which provides simulation, training and engineering solutions to the energy and process industries. Mr. Pedersen has also served on the board of directors of various industry associations.

Mr. Pedersen’s unparalleled knowledge of the Company and its operations, and his experience in providing innovative technologies and solutions for mission-critical national security programs to U.S. government customers for almost half a century, uniquely positions him to serve as the Company’s Chairman of the Board and Chief Executive Officer. In addition to his operational experience, Mr. Pedersen has an in-depth knowledge and understanding of the U.S. government’s mission requirements and related funding priorities.

Richard L. Armitage	70	2005

Mr. Armitage has served as a director of ManTech since 2005. From 1995 to 2001, Mr. Armitage served on our Advisory Board. Since 2005, Mr. Armitage has served as President of Armitage International, L.C., which provides multinational clients with critical support in the areas of international business development, strategic planning, and problem-solving. From 2001 through 2005, he served as the Deputy Secretary of State, and prior to that assignment, he was President of Armitage Associates, L.C., a world-wide business and public policy firm. Beginning in the late 1980’s, Mr. Armitage held a variety of high-ranking diplomatic positions, including as Presidential Special Negotiator for the Philippines Military Bases Agreement; as Special Mediator for Water in the Middle East; as a Special Emissary to Jordan’s King Hussein during the 1991 Gulf War; and as an Ambassador, directing U.S. assistance to the new independent states of the former Soviet Union. Mr. Armitage is also a former Assistant Secretary of Defense for International Security Affairs, and a former Assistant Secretary of Defense for East Asia and Pacific Affairs. Mr. Armitage has received numerous U.S. military decorations, has been awarded the Department of Defense Medal for Distinguished Public Service four times, and has received the Presidential Citizens Medal and the Department of State Distinguished Honor Award. In 2005, he was awarded a KBE and became a Knight Commander of the Order of St. Michael and St. George. Mr. Armitage was also appointed as an honorary companion to the Order of Australia (Australian Knighthood) and an honorary companion of the New Zealand Order of Merit. In November 2015, Mr. Armitage was awarded the Grand Cordon of the Order of the Rising Sun from Japan. Mr. Armitage currently serves on the board of directors of ConocoPhillips (NYSE: COP), which is one of the largest integrated energy companies in the United States.

Mr. Armitage brings to the Board significant leadership experience and industry expertise. Mr. Armitage has worked in the highest levels of the U.S. government, providing him with critical insight into the needs and operations of U.S. government intelligence, military, and civilian agencies, and other matters relating to foreign affairs. His many years of combined service on our Board and our Advisory Board, as well as his service on the boards of directors of other public and private companies, give him a significant understanding of the role of the Board and knowledge of the Company and its operations.

Name	Age	Director Since

Mary K. Bush	67	2006

Ms. Bush has served as a director of ManTech since 2006. In 1991, Ms. Bush founded Bush International, a global consulting firm which advises U.S. companies and foreign governments on international financial markets and banking, and global business strategy. Ms. Bush also serves as a senior managing director of Brock Capital Group, a corporate advisory and consulting firm. In 2007, she was appointed by the Secretary of the Treasury to the U.S. Treasury Advisory Committee on the Auditing Profession. From 1989 to 1991, Ms. Bush served as Managing Director and Head of the Federal Housing Finance Board, the oversight body for the nation’s 12 Federal Home Loan Banks. Prior to 1989, Ms. Bush was the Vice President and Head of International Finance at the Federal National Mortgage Association (Fannie Mae). From 1982 to 1984, Ms. Bush served as U.S. Alternate Executive Director of the International Monetary Fund (IMF), a position appointed by the President of the United States and confirmed by the Senate. In that capacity, she worked with the U.S. Treasury Department to formulate policy on IMF lending and global economic matters. Ms. Bush serves on the board of directors of Discover Financial Services (NYSE: DFS), Marriott International, Inc. (NYSE: MAR), and the T. Rowe Price Group (NASDAQ: TROW). Ms. Bush also previously served on the boards of directors of United Airlines (NYSE: UAL), Brady Corporation (NYSE: BRC), Briggs & Stratton Corporation (NYSE: BGG), MGIC Investment Corporation (NYSE: MTG), and the Pioneer Family of Mutual Funds.

As an experienced financial and operational leader of numerous high profile institutions in a variety of industries, Ms. Bush brings a broad understanding of the operations and business and economic challenges of public companies. Ms. Bush has chaired or served on all significant standing committees of public company boards during her career. Ms. Bush has deep knowledge of financial, investment, and governance matters, and received her MBA in finance from the University of Chicago. Her background and experience, including her experience with public policy matters and providing strategic advisory services in political and international arenas, coupled with her service and leadership in government, afford Ms. Bush with a valuable perspective for service on our Board.

Barry G. Campbell	74	2002

Mr. Campbell has served as a director of ManTech since 2002. From 1999 to 2001, Mr. Campbell served as a director, President and Chief Executive Officer of Allied Aerospace Industries, Inc., a Virginia-based aerospace and defense engineering firm. From 1993 to 1997, Mr. Campbell served as President and Chief Executive Officer of Vitro Corporation, the largest subsidiary of Tracor, Inc. In 1997, he served as Chairman and Chief Executive Officer of Tracor’s subsidiary, Tracor Systems Technologies, Inc. until the sale of Tracor, Inc. to GEC Marconi, plc in 1998.

As a former senior executive of public companies and companies in our industry, Mr. Campbell brings management experience, leadership capabilities, financial knowledge, and business acumen to our Board. Mr. Campbell has a deep understanding of the Company and its operations, having served on our Board for over a decade and chaired our Audit Committee since 2004. Mr. Campbell’s knowledge of our Company, and his financial and operational experience leading comparable companies in our industry through challenges and opportunities that we regularly face, make him a valued and important contributor to our Board.

Name	Age	Director Since

Walter R. Fatzinger, Jr.	73	2002

Mr. Fatzinger has served as a director of ManTech since 2002. Mr. Fatzinger served as Executive Vice President of Chevy Chase Bank, F.S.B., the parent of ASB Capital Management, Inc., from 1999 to 2002. Mr. Fatzinger currently serves as a director of both Chevy Chase Trust Company and ASB Capital Management, where he is Chairman of the Audit Committee and the Real Estate Investment Activities Committee, and is Chairman Emeritus of the University of Maryland Foundation. Mr. Fatzinger also previously served on the board of directors of Optelecom, Inc., which was a Nasdaq listed company prior to its sale in 2011.

As a former leader of high-profile companies in the financial industry, Mr. Fatzinger brings to the Board a broad range of capabilities relating to the management, operation, and financial performance of companies. He has led and overseen institutions throughout the many stages of a company’s lifecycle. Mr. Fatzinger also has a deep understanding of the Company and its operations, having served on our Board for more than ten years and chaired our Compensation Committee since 2004. This knowledge and his financial and operational experience make him a valued and important contributor to our Board.

Richard J. Kerr	80	2002

Mr. Kerr has served as a director of ManTech since 2002. From 1994 to 2002, Mr. Kerr served as Chairman of our Advisory Board. From 1996 to 2001, Mr. Kerr served as President of the Security Affairs Support Association, an organization comprising government and industry members that is focused on national security policy. Prior to that, Mr. Kerr worked at the Central Intelligence Agency for 32 years, including as Deputy Director for Central Intelligence. Mr. Kerr headed a small team that assessed intelligence produced prior to the Iraq war, at the request of the Secretary of Defense and Director of Central Intelligence. Mr. Kerr currently serves on the board of directors of BAE Systems, Inc., a subsidiary of BAE Systems plc. He also previously served on the boards of directors of MITRE Corporation and LexisNexis.

Mr. Kerr brings to the Board significant leadership experience and industry knowledge, particularly within the intelligence community. His continued involvement in the formation of the nation’s security policies has ensured his continued expertise in this area. His many years of combined service on our Board and our Advisory Board, as well as his service on the board of directors of other high-profile companies in our industry, gives him a significant understanding of the role of the Board, and knowledge of the Company, its operations, and the markets it serves. His familiarity with and knowledge of issues relating to the operation of certain Company business activities involving programs designated as classified by the U.S. government and his understanding of cyber security risks give him the background to chair our Special Programs Oversight Committee.

Name	Age	Director Since

Kenneth A. Minihan	72	2006

Lieutenant General Minihan (Retired) has served as a director of ManTech since 2006. Since 2002, Lieutenant General Minihan has served as Managing Director of the Homeland Security Fund for Paladin Capital Group. From 1999-2002, Lieutenant General Minihan served as President of the Security Affairs Support Association. Lieutenant General Minihan served for over thirty years in the Air Force, serving from 1996 to 1999 as the 14th Director of the National Security Agency/Central Security Service. From 1995 to 1996, he was a Director of the Defense Intelligence Agency. Among Lieutenant General Minihan’s awards and decorations are the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star, the National Intelligence Distinguished Service Medal, and the Legion of Merit. Lieutenant General Minihan is a founder of the Intelligence and National Security Alliance in Washington, D.C., and serves on the boards of directors of KEYW Corporation (NASDAQ: KEYW), CGI Federal, a subsidiary of CGI Group Inc., and Lexis Nexis Special Services Inc. He also is a former member of the board of directors of Verint Systems, Inc. (NASDAQ: VRNT), BAE Systems, Inc., a subsidiary of BAE Systems plc and MTC Technologies, Inc., which was a Nasdaq listed company prior to its sale.

Lieutenant General Minihan brings to the Board an impressive mix of military, government, business, and investment experience in the Company’s industry. His position as Managing Director of the Homeland Security Fund for Paladin Capital Group also gives Lieutenant General Minihan keen insight into merger and acquisition activity within our industry. Lieutenant General Minihan’s industry knowledge is supplemented by his experience serving on numerous other public and private company boards in the defense and government IT services industry, and as a result he has deep understanding of the role of the Board and the Company, as well as the Company’s addressable markets.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” the election of each of the director nominees listed above. All proxies executed and returned will be voted “FOR” all of the director nominees unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

We have set forth below the positions, names and ages (as of the Mailing Date) of our current executive officers (other than George Pedersen, our CEO and Chairman of the Board). Biographical information for each of our executive officers is also presented below. The biographical and other required information for Mr. Pedersen is presented in the section of this proxy statement captioned “Information Regarding the Nominees for Election as Directors.”

Our executive officers serve at the discretion of the Board.

Name	Age	Position

Kevin M. Phillips	54	Executive Vice President & Chief Financial Officer

Mr. Phillips is our Executive Vice President and Chief Financial Officer. Prior to being named Chief Financial Officer in 2005, Mr. Phillips served as Corporate Vice President and Chief of Staff for ManTech, in which capacity he played an active role in the integration of acquisitions and other strategic business issues. Mr. Phillips joined ManTech in February 2003. He was formerly the Chief Financial Officer of CTX Corporation, a provider of information technology and software strategies and solutions to the national intelligence community. Mr. Phillips spent seven years as part of CTX Corporation’s executive management team. Prior to that, he held various roles including controllerships at IT service providers to the government.

L. William Varner, III	64	Group President - MCIS

Mr. Varner serves as president of the Company’s Mission, Cyber & Intelligence Solutions Group (MCIS). He was named president of MCIS in September 2009. From 2004 until September 2009, Mr. Varner was a vice president, corporate officer, and executive director of the Intelligence Operations operating unit of Northrop Grumman/TASC, a $400 million organization that specialized in highly technical engineering and operations support to the Intelligence Community. Mr. Varner joined TASC in 1978 and held positions of increasing responsibility in project, program, and line management before becoming a senior executive.

Daniel J. Keefe	62	Group President - MSS

Brigadier General Keefe (Retired) was named president and chief operating officer of the Company’s Mission Solutions and Services Group (MSS) in February 2013. Brigadier General Keefe previously served as the Executive Vice President and Group General Manager for MSS. Prior to joining ManTech in March 2011, he was a senior vice president and general manager in the MPRI division of L-3 Communications, an organization of approximately 5,000 employees that provided education, training, development, and staffing solutions for government customers. In his tenure at L-3, Brigadier General Keefe also served as Vice President of Operations for the L-3 Communications Linguist and Technical Services Division, which provided linguist and translation support to deployed U.S. forces and government agencies.

Name	Age	Position

Judith L. Bjornaas	53	Senior Vice President & Deputy CFO

Ms. Bjornaas joined ManTech in December 2010 as the Company’s Senior Vice President of Financial Planning and Analysis and Deputy Chief Financial Officer. Ms. Bjornaas assumed the duties and responsibilities of the Company’s principal accounting officer in August 2012. Prior to joining ManTech, she was the chief financial officer of NCI, Inc. (NASDAQ: NCIT), an approximately $500 million organization that provides information technology and professional services and solutions to federal government agencies, since that company’s initial public offering in 2005. During her time at NCI, Ms. Bjornaas was responsible for all of the accounting and financial operations of the company, including pricing, cash management, budgeting and forecasting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that follows this report. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into ManTech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee Members

Walter R. Fatzinger, Jr., Chairman

Barry G. Campbell

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program. These targets and goals are not statements of our expectations or estimates of results or other guidance. Investors should not apply the targets and goals to any other context.

This section describes the compensation for our Chief Executive Officer and Chief Financial Officer in 2015, as well as each of our other three most highly compensated executive officers in 2015, all of whom we refer to collectively as our named executive officers. Our named executive officers for 2015 were: George J. Pedersen (our Chairman of the Board and Chief Executive Officer), Kevin M. Phillips (our Chief Financial Officer), L. William Varner, III and Daniel J. Keefe (the presidents of our two primary business groups), and Judith L. Bjornaas (our Senior Vice President and Deputy Chief Financial Officer).

Executive Summary

Our executive compensation program is based upon a foundation of providing compensation that has a strong relationship to performance, as exemplified by our compensation philosophy (as described below). We continually evaluate the individual elements of our executive compensation program in light of market conditions, operational needs, and corporate governance requirements, and we make changes as needed and where appropriate for our business. We believe that our executive compensation structure continues to properly incentivize our executive officers’ contribution to the Company’s financial and operational performance. Specifically, we believe that the design of the non-discretionary component of our annual incentive compensation program ties the interests of our executives to the Company’s financial results by providing significant incentive payments only where there is objective evidence of exemplary performance. For the non-discretionary component of our incentive compensation program in 2015, we used performance measures that relate to overall Company performance for our named executive officers who are corporate executives, and used a combination of overall Company performance measures and applicable business group performance measures for our named executive officers who are business group presidents. The discretionary component of our annual incentive compensation program provides us with flexibility to consider qualitative factors so that, where appropriate, we can capture and reward the individual performance and contributions of our named executive officers that are not captured by the non-discretionary component of our program. Also, with regard to the equity component of our executive compensation program, in 2015 the Company granted performance-based restricted stock units (RSUs), which are earned based on the achievement of specified compounded average growth rates for the Company’s revenues and earnings per share over a two-year performance period. The RSUs will be earned only if the named executive officer is employed with the Company through the last day of the performance period or if, before the last day of the performance period, the named executive officer’s employment terminates due to death or disability, in which case the award vests at target levels on that date.

Our 2015 financial performance demonstrated positive operating momentum for the year. During 2015, our revenues increased sequentially each quarter over the course of the year. Our focus on business development activities and our investment in bid and proposal activities resulted in $2.5 billion in contract awards during the year, which represents a 1.6x book-to-bill ratio (our highest such measure since 2012). We successfully captured market share and expanded our presence in key mission areas. A significant portion of our awards in 2015 were for new business, primarily in the areas of intelligence, cyber security, health, and systems modernization. These new awards create significant growth momentum for 2016. We also executed on our plan to invest in growth markets with strategic acquisitions of KCG and Welkin, which enhance our positions in cyber defense in the Department of Homeland Security and systems engineering in the intelligence community, respectively. We finished 2015 with revenues of $1.55 billion, operating income of $85 million, and cash flow from operations of $154 million, with no debt as of December 31, 2015. For a more detailed description of our fiscal year 2015 financial results, see our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K.

Throughout 2015, our named executive officers led the Company through a number of important efforts in furtherance of our long-term strategy of enhancing the services we provide to our existing customers, capitalizing on growth opportunities in our large addressable markets, and implementing efficiencies necessary to achieve our objective of being recognized by our customers, employees and investors as the premier provider of technology and engineering services and solutions to the federal government market. Key initiatives led by our named executive officers included:

➢

Improving our business development and bid and proposal capabilities, to support an increased volume of bids and proposals for new work, with a focus on larger contract award opportunities, to support growth; and

➢	Maintaining a robust and flexible balance sheet that can support the Company’s strategic investment objectives, while returning value to shareholders via our regular cash dividend program.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to support the Company’s key business objectives of creating long-term value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with the interest of our stockholders, we believe that our executive compensation program should provide our executive officers with competitive compensation opportunities that reward contributions to the financial and operational success of the Company, as well as their personal performances.

Specifically, per our compensation philosophy, we believe that our executive compensation program should:

➢

Be tied in substantial part to financial performance, so that our executives are held accountable, through their compensation, for the performance of the Company and (if applicable) the business groups for which they are responsible;

➢	Be structured to appropriately balance short-term and long-term compensation incentives consistent with the short-term and long-term objectives of the Company;

➢	Align the interests of management with shareholders through appropriate equity compensation;

➢

Consider qualitative factors beyond the quantitative financial metrics that serve as the basis for the non-discretionary portion of our annual incentive compensation program, in the determination of whether discretionary bonus payments to individual executives are appropriate; and

➢	Reflect the competitive marketplace, so we are able to attract, retain, and motivate talented executives.

Executive Compensation Setting Process

The Compensation Committee is responsible for setting the compensation of our executive officers. In making executive compensation decisions, the Compensation Committee consults with our CEO and other members of our management team, and relies upon the assistance of E&Y, which serves as the Compensation Committee’s independent compensation consultant. For additional information about E&Y, see the “Compensation Committee” section of this proxy statement.

The Compensation Committee believes that the input of management is an important part of the executive compensation setting process. As a result, the Compensation Committee requested that management provide initial recommendations with respect to the 2015 compensation packages for each named executive officer. These recommendations included types and amounts of compensation for each executive, as well as appropriate goals for each of the 2015 performance metrics, which were determined by the Compensation Committee. In setting each executive’s compensation opportunities for 2015, the Compensation Committee considered management’s recommendation in light of, and in addition to, other factors, including the executive’s individual experience, organizational role and job responsibilities, performance, and prior compensation levels, as well as retention and other specific management needs of the Company.

In evaluating the reasonableness of its compensation decisions and the Company’s compensation programs generally, the Compensation Committee takes into account the compensation practices of, and the competitive market for executives at, companies with which we compete. To this end, the Compensation Committee asked E&Y to perform an analysis of the Company’s executive compensation program, including a review of the overall competitiveness of proposed compensation levels to prevailing market standards for executive officers. The market information included in this analysis was based on published compensation surveys for similarly-sized companies within the business software and services industry (as sorted and refined by E&Y on a position-by-position basis), as well as proxy analysis of the Company’s compensation peer group, and was used to generate “market consensus” figures for each of our executive officer’s total cash compensation (base salary and annual incentive) and, where available, total direct compensation (total cash compensation plus long-term incentives). Market consensus figures were presented at both the 50th and 75th percentiles of the market data to provide general information on a market competitive range of compensation for each position.

E&Y does not identify to the Compensation Committee the individual companies that compose the published survey data for each executive’s position. The Compensation Committee, in consultation with E&Y and management, determined the compensation peer group used to produce the proxy analysis. The primary basis for selecting the peer group was to identify public companies with which we compete directly for executive talent, customers, market share, capital, and shareholders. Our compensation peer group for the year comprised the following 11 companies:

➢ Booz Allen Hamilton Holding Corporation	➢ Exelis, Inc.	➢ SAIC, Inc.
	➢ Harris Corporation	➢ Unisys Corporation
➢ CACI International, Inc.	➢ ICF International
➢ Computer Sciences Corporation	➢ MAXIMUS, Inc.
➢ Engility Holdings Inc.	➢ NCI, Inc.

The Compensation Committee did not consider the market consensus figures for the purposes of benchmarking or otherwise targeting any component of executive compensation or total executive compensation at a particular percentile of market; rather the Compensation Committee used market consensus figures as a reference point in its overall determination of the types and amount of compensation to be paid to our executive officers, in light of the Compensation Committee’s own evaluation of the circumstances with respect to each executive officer. Factors that may cause an individual executive’s compensation to fall outside of the market consensus figures presented to the Compensation Committee include competitive factors, the Company’s financial and operating performance, the individual executive’s position or performance, the Company’s general view on the appropriate portion of compensation for its executives that should be cash-based, and other factors that may be considered relevant by the Compensation Committee in determining the best way to align our executive officers’ interests with those of our stockholders.

2015 Named Executive Officer Compensation

Our compensation program utilizes three principal types of compensation: base salary, annual cash incentive payments, and long-term incentive compensation. While we do pay some compensation through employee benefits and perquisites, these forms of compensation generally do not represent a significant portion of the total compensation we pay our executives.

Base Salary

We pay our named executive officers base salaries that reflect the requirements of the marketplace. We also take into account the individual executive’s experience, base salary levels over the last several years, organizational alignment, personal performance, internal pay equity considerations, and (if applicable) size and other factors related to the business group for which the executive is responsible. The consideration given to each of these factors differs from individual to individual, as deemed appropriate.

Based on the factors listed above, in March 2015, as part of our regular salary setting process, the Compensation Committee approved an increase in base salaries for the Company’s named executive officers. The base salaries for Mr. Pedersen, Mr. Phillips, Mr. Varner, Mr. Keefe and Ms. Bjornaas were increased by $100,000, $60,000, $25,000, $185,000 and $15,000, respectively.

The final 2015 base salaries for our named executive officers are shown in the following chart.

Executive	2015 Base Salary

Mr. Pedersen	$1,800,000
Mr. Phillips	$700,000
Mr. Varner	$825,000
Mr. Keefe	$825,000
Ms. Bjornaas	$375,000

Annual Incentive Compensation Program

Our named executive officers have the potential to earn cash payments through our annual incentive compensation program. Our annual incentive compensation program has both non-discretionary and discretionary components. The non-discretionary component of each executive’s annual incentive compensation opportunity was established pursuant to, and governed by, the Company’s 2015 Executive Incentive Compensation Plan. On an annual basis, the Compensation Committee also considers for each executive whether a discretionary bonus payment is appropriate.

We have chosen to make annual incentive compensation payments in the form of cash rather than equity, as the equity compensation component of our compensation program is designed to provide a longer-term incentive for our named executive officers.

➢	Non-Discretionary Incentive Compensation Payments

The material elements of the non-discretionary component of our annual incentive program are as follows:

➢	A uniform and systematic process that uses objective and specific measures to determine the amount of incentive compensation to be paid;

➢	Company and business group performance goals that support the operating objectives for the Company as a whole; and

➢

Compensation Committee discretion to reduce the amount of the non-discretionary portion of a named executive officer’s annual cash incentive payment that would otherwise be payable upon the executive’s achievement of the pre-established goals.

➢	Structure of 2015 Non-Discretionary Incentive Opportunities

For 2015, we used the following performance measures at both the Company-level and business group-level for the non-discretionary component of our annual incentive program.

Revenue

Revenue is the principal means by which we measure our overall growth, which is an important factor at this point in the life of the Company. Because of profit margin limitations that apply to government contracts, increasing our revenue is the principal method by which we can increase our profits.

EBIT	Earnings before interest and taxes (EBIT) is the principal method by which we measure our profitability and monitor our ability to achieve returns for our stockholders.

Bookings

Bookings refers to the total value of all contracts, including renewals and customer purchases in excess of prior contracted commitments, awarded during the year. Generally, for Indefinite Delivery/Indefinite Quantity contracts, we only include in our bookings executed task orders and an estimate of revenues for solutions that we believe we will be asked to provide in the future under the terms of those contracts for which we have an established pattern of revenues. Awards of new contracts and the renewal of existing contracts are an important measure of our market positioning and future prospects.

For 2015, the non-discretionary annual incentives for each of Messrs. Pedersen and Phillips and Ms. Bjornaas were based solely on Company-level performance measures. By using only Company-level performance measures, the incentives for these executives were balanced for all aspects of the Company’s business, and were intended to encourage them to attend to the entire business of the Company and make decisions for the benefit of the entire Company. The percentage achievement of each of the Company-level performance goals is multiplied by a weighting factor, and the resulting products are added to determine an overall Company-level performance score. For 2015, the revenue, EBIT and bookings performance measures for Messrs. Pedersen and Phillips and Ms. Bjornaas were equally weighted. The Company-level performance measures, associated weighting factors, and goals for 2015 are shown in the following table:

Company-Level Performance Measures

Performance Measure	Weighting	Goal (dollars in thousands)
Revenue	33%	$1,850,000
EBIT	33%	$102,500
Bookings	33%	$2,710,000

The non-discretionary annual incentives for Messrs. Varner and Keefe were based on a combination of the Company-level performance goals described above (using the same weighting factors used for Messrs. Pedersen and Phillips and Ms. Bjornaas) and performance goals for the business group for which each of Mr. Varner and Mr. Keefe was responsible. By using both Company-level and business group-level measures, the incentives were intended to encourage these executives to make decisions that benefit their respective business groups and the Company as a whole. The overall performance score for the Company-level goals and the overall performance score for the business group-level goals are each multiplied by a weighting factor, and then added together to determine a composite performance score. For 2015, the overall Company-level and business group-level performance scores were equally weighted for Messrs. Varner and Keefe. Certain business group-level performance measures, associated weighting factors, and goals are shown in the table below.

Business Group-Level Performance Measures

Performance Measure	Weighting	Mr. Varner	Mr. Keefe
		Goal (dollars in thousands)
Revenue	33%	$760,000	$1,083,000
EBIT[1]	33%
Bookings	33%	$1,000,000	$1,700,000

[1]

EBIT goals for the business groups were set in proportion to the Company-level goal for that measure, taking into account the size, customers, contract types, and other attributes of the relevant business group. EBIT goals were designed to be challenging to meet at targeted performance, with the maximum score attainable only under circumstances indicating extraordinary performance.

The performance score for each of our named executive officers is converted by fixed formula to an annual incentive award amount based on final 2015 base salary. For 2015, the non-discretionary incentive award opportunity for each of our named executive officers at threshold, target, and maximum performance levels is set forth in the following table.

Non-Discretionary Incentive Award Opportunities

Executive	Threshold Performance Score (75% of Target)	Target Performance Score (100% of Target)	Maximum Performance Score (125% of Target)

Mr. Pedersen	$338,000	$1,350,000	$2,360,000
Mr. Phillips	$133,000	$530,000	$930,000
Mr. Varner	$175,000	$700,000	$1,230,000
Mr. Keefe	$175,000	$700,000	$1,230,000
Ms. Bjornaas	$70,000	$280,000	$490,000

➢	2015 Non-Discretionary Incentive Compensation Results

Calculation of the Company-level performance score used to determine results for Messrs. Pedersen, Phillips, Varner and Keefe and Ms. Bjornaas for 2015 is shown in the table below.

Company-Level Performance Score

Performance Measure	Weighting	% Achievement	Performance Score

Revenue	33%	84%	28%
EBIT	33%	83%	28%
Bookings	33%	93%	31%

Company-Level Performance Score			86%

The non-discretionary annual incentive payment opportunities for Mr. Pedersen, Mr. Phillips and Ms. Bjornaas were based solely on their respective Company-level performance scores. As a result of the achievement of the Company-level performance scores, Mr. Pedersen, Mr. Phillips and Ms. Bjornaas earned the following non-discretionary annual incentive payments for 2015.

Executive	2015 Non- Discretionary Annual Incentive Payments

Mr. Pedersen	$790,000
Mr. Phillips	$310,000
Ms. Bjornaas	$160,000

The business group-level performance score for each of our business group presidents was calculated using performance results for the business group for which the executive was responsible during 2015. Calculation of each of the business group-level performance scores for 2015 is shown in the table below.

Business-Group Level Performance Scores

Performance Measure	Weighting	Mr. Varner		Mr. Keefe
		% Achievement	Score	% Achievement	Score
Revenue	33%	91%	30%	79%	26%
EBIT	33%	86%	29%	90%	30%
Bookings	33%	149%	50%	60%	20%

Business Group-Level Performance Score			109%		76%

Each business-group performance score was multiplied by a weighting factor of 50%, and then added together with the equally weighted Company-level performance score (which was 86%) to yield a composite performance scores of 97% in the case of Mr. Varner and 81% in the case of Mr. Keefe. Based on these composite performance scores, Messrs. Varner and Keefe earned the following non-discretionary annual incentive payments for 2015.

Executive	2015 Non- Discretionary Annual Incentive Payments

Mr. Varner	$650,000
Mr. Keefe	$310,000

➢	Discretionary Bonus Payments

As part of our annual incentive compensation program, the Compensation Committee considers whether discretionary bonus payments should be made to our named executive officers. In determining the amount of any discretionary bonus payments, the Compensation Committee may take into account any objective or subjective factors that the Compensation Committee deems appropriate, including individual contributions, retention needs, and other qualitative or quantitative factors not captured by the non-discretionary component of our annual incentive compensation program.

For 2015, the Compensation Committee awarded the following discretionary bonuses to our named executive officers.

Executive	2015 Discretionary Payment

Mr. Pedersen	$210,000
Mr. Phillips	$190,000
Mr. Varner	$50,000
Mr. Keefe	$190,000
Ms. Bjornaas	$40,000

The discretionary bonus payments were used, as designed, to capture and reward individual performance that the non-discretionary component of our incentive compensation program did not capture. The size of the discretionary bonus for each of the named executive officers was determined based on the Compensation Committee’s assessment of the individual officer’s achievements for the year, including the named executive officers’ contributions to the planning and execution of the key initiatives described in the Executive Summary, and (where applicable) the level of compensation required to ensure continuity in executive leadership positions, which the Compensation Committee believes is important to creating long-term value for, and promoting the interests of, our stockholders. In addition, the Compensation Committee considered the factors discussed below.

➢	Corporate Named Executive Officers

Mr. Pedersen (CEO)

continued leadership of the Company, including his direction and management of the Company’s overall strategic focus; reprioritization of investments and operational focus on select markets best positioned for growth; stewardship of the Company through continued period of budget uncertainty; oversight of efforts to improve bid and proposal capabilities, and broaden and differentiate the Company’s offerings.

Mr. Phillips (CFO)

leadership in monitoring and controlling indirect spending levels to ensure the competitiveness of the Company’s cost structure in a market where many customers continue to make award decisions based on cost differentiation; maintenance of a strong and flexible balance sheet through disciplined capital deployment; leadership in positioning the Company for growth while stabilizing operating margins.

Ms. Bjornaas (SVP)

improvement of cash collections and receivable days outstanding; leading the implementation of the Company’s financial system upgrade and other efficiency enhancements, such as the standardization of procedures and implementation of certain shared service efforts.

➢	Business Group Presidents

Mr. Varner (MCIS)

enhancement of the Company’s presence at, and reputation and relationships with, key customers and with industry; enhancement of the MCIS leadership team and strengthening operational management of the MCIS business group; leadership in enhancing MCIS’s business development capabilities to support strong contract award activity necessary for organic growth; expansion and strengthening of the Company’s cyber and intelligence business.

Mr. Keefe (MSS)

strengthening MSS business group executive leadership and operational management, particularly in markets identified as critical for the Company’s long-term financial and operational success; refining business group organizational structure to improve cost competitiveness; leadership in implementing customer and market diversification initiatives within MSS to reposition the business in light of reduced demand for certain legacy services; leadership in the Company’s efforts to expand its international business, with a focus on service contracts with allied nations; leadership of the business group through a period of budget uncertainty within the Department of Defense and reduced demand for services in support of the warfighter.

In light of these factors, the Compensation Committee determined that the size of the discretionary awards to each of the named executive officers was appropriate.

Long-Term Incentives

We provide long-term incentives to our named executive officers through annual equity grants. The grants are designed to align the interests of our named executive officers with those of our stockholders and provide these executives with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. The Compensation Committee makes all equity grants to our named executive officers.

Prior to 2015, the Company generally provided equity in the form of stock options as long-term incentives for our executives. For 2015, management recommended that the Compensation Committee begin granting performance-based RSUs to the Company’s executive officers in lieu of stock options. The Compensation Committee determined that performance-based RSU awards are consistent with the

Company’s goals of fostering significant ownership of our common stock by our management, aligning the interests of our management with the creation of stockholder value and motivating our management to achieve long-term growth and success of our company.

The awards to Messrs. Phillips, Varner and Keefe and Ms. Bjornaas provide for a target number of RSUs, with the actual number of RSUs to be determined and earned based upon the satisfaction of performance criteria over the performance period for the award, as described below. The performance period is from January 1, 2015 through December 31, 2016. Based on actual results, the actual amount of RSUs earned may range from 0% to 150% of the recipient’s respective target award amount.

The target number of RSUs awarded to Messrs. Phillips, Varner and Keefe and Ms. Bjornaas is as follows.

Executive	2015 Target RSU Award

Mr. Phillips	12,000
Mr. Varner	12,000
Mr. Keefe	12,000
Ms. Bjornaas	6,000

Consistent with past practice, because of the level of Mr. Pedersen’s stock ownership as Company co-founder, the Compensation Committee determined that Mr. Pedersen would not receive any equity grants in 2015.

The performance criteria used for the performance-based RSUs is based on the compounded average growth rate (CAGR) for the following Company measures over the two-year performance period.

Revenue

Revenue refers to the total revenue from all sources determined in accordance with GAAP and as reported in the Company’s Form 10-K for the corresponding fiscal year, as may be adjusted by the Compensation Committee in its sole discretion in accordance with the terms of the award agreement.

EPS

EPS refers to diluted earnings per share from continuing operations determined in accordance with GAAP and as reported in the Company’s Form 10-K for the corresponding fiscal year, as may be adjusted by the Compensation Committee in its sole discretion in accordance with the terms of the award agreement.

The Compensation Committee may, in its sole discretion, adjust revenue and EPS to exclude the cumulative effect of changes in accounting policies (which include changes in GAAP) adopted by the Company during the performance period, and EPS will be adjusted to exclude the impact of any asset write-downs or goodwill impairments. In addition, the Compensation Committee may, in the exercise of discretion permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), reduce revenue and EPS to take into account any significant unusual or infrequently occurring events and may, in its sole discretion, otherwise reduce, for any reason, the amounts that would otherwise be earned under the awards.

The CAGR of a performance measurement refers to the year-over-year growth rate of that performance measure over the two-year performance period. CAGR is calculated as follows:

For the revenue CAGR calculation, the Beginning Value is $1,773,981,000. For the EPS CAGR calculation, the Beginning Value is $1.27. For both calculations, the # of years is equal to 2.

The number of RSUs earned will be determined by calculating the Final Performance Score, which is the result of dividing the Actual Performance Score by the Target Performance Score. For this purpose, the Target Performance Score is the Combined CAGR equal to 12.5%, while the Actual Performance Score is the sum of the calculation of Revenue CAGR and the calculation of EPS CAGR over the performance period. Based on the Final Performance Score, the number of RSUs will be paid out pursuant to the following schedule:

If the Final Performance Score is:	Then the following percentage of the Target Award will be earned:
Less than 70%	0%
Equal to or greater than 70% but less than 90%	50%
Equal to or greater than 90% but less than 110%	100%
Equal to or greater than 110% but less than 130%	125%
Equal to or greater than 130%	150%

In addition to satisfying the performance criteria, an award recipient will only earn the RSUs if he or she is employed with the Company through the last day of the performance period. If a recipient’s employment terminates for any reason before the last day of the performance period (except in the case of death or disability), the RSUs will be forfeited. If, before the last day of the performance period, the recipient’s employment terminates due to the recipient’s death or if the recipient’s employment is terminated by the Company due to the recipient’s disability, then the award vests at target levels as of the date of termination.

Employee Benefits and Perquisites

Our named executive officers participate in the same employee benefit programs as other employees. We do not have any supplemental retirement plan paid for by the Company for our named executive officers. The Company maintains a Section 401(k) plan (401(k) Plan) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees are eligible to participate. Under the terms of the 401(k) Plan, employees can elect to contribute a portion of their compensation to the plan, and contributions are matched by the Company up to specified limits. In 2015, Messrs. Phillips, Varner and Keefe and Ms. Bjornaas each participated in the 401(k) Plan. Mr. Pedersen elected not to participate. The Company made matching contributions to the 401(k) Plan in the amounts of $8,058, $15,476, $4,121 and $10,598 for Mr. Phillips, Mr. Varner, Mr. Keefe and Ms. Bjornaas, respectively.

Our executive perquisites generally involve limited expenses, payment of certain insurance premium costs, and payments for car allowances or the use of Company cars. Mr. Pedersen is entitled to receive certain contributions and other benefits under the terms of his retention agreement, as described below. We do not provide any tax gross ups with respect to perquisites provided to our named executive officers.

Agreements with Our Named Executive Officers

CEO Compensation and Retention Agreement

The Compensation Committee determines the compensation of the CEO based on the terms of his retention agreement and the Compensation Committee’s evaluation of the same factors applied to the other named executive officers. For 2015, as has been the case historically, our CEO’s total annual cash compensation was materially greater than the annual cash compensation for our other named executive officers because of Mr. Pedersen’s responsibilities for the overall strategy of our Company, and in recognition that Mr. Pedersen does not participate in any equity-based compensation programs due to his substantial stock holdings. Mr. Pedersen does not participate in either our ESOP or 401(k) Plan, and the Company no longer maintains a non-qualified retirement plan on his behalf.

We entered into a retention agreement with our CEO at the time of our initial public offering in 2002 for the purpose of providing stable management following the offering. The retention agreement is for an indefinite term, and provides for an annual base salary of at least $1,000,000, to be reviewed annually by the Company and established for the upcoming year based substantially on the same factors and general compensation policies applicable to the Company’s other named executive officers. The retention agreement provides that Mr. Pedersen is entitled to receive contributions to qualified and non-qualified retirement plans, insurance programs, and perquisites on the same terms provided in previous years, including items such as the lease of an executive type of vehicle for business and personal use, portions of employees’ time spent on non-corporate matters on behalf of Mr. Pedersen (including attending to chauffeur/valet services and other assistance as required from time to time), and club memberships.

If we terminate Mr. Pedersen’s employment without cause, we are required to pay Mr. Pedersen a lump sum amount equal to one year’s base salary at the rate in effect immediately prior to his termination ($1,800,000 as of December 31, 2015). Mr. Pedersen agrees not to compete with us and not to solicit our customers or employees during the term of his employment and through a severance period.

Executive Continuity and Stay Incentive Agreements

In December 2015, the Company entered into Executive Continuity and Stay Incentive Agreements (ECSI Agreements) with Messrs. Phillips, Varner and Keefe and Ms. Bjornaas. The ECSI Agreements provide for an unvested right to a fixed cash payment (Award) in the event of an automatic conversion of the Company’s Class B Common Stock into shares of the Company’s Class A Common Stock resulting from the death of George J. Pedersen, our co-founder, Chairman and Chief Executive Officer, pursuant to Section 4.2(e)(5)(i) of the Company’s Second Amended and Restated Certificate of Incorporation (Triggering Event). The term of the ECSI Agreements commenced on December 3, 2015, and continues until the third anniversary of that date, with automatic annual extensions thereafter unless the Company provides notice of termination, and subject to earlier termination if the executive officer’s employment with the Company terminates (i) for any reason before the Triggering Event, or (ii) for any reason other than a Qualifying Termination (as defined in the ECSI Agreements) on or after the Triggering Event. The Compensation Committee and the Board determined that the ECSI Agreements are in the best interests of the Company and its stockholders, given that the occurrence of the Triggering Event would reduce the voting power of the shares that would be held by Mr. Pedersen’s estate from approximately 85% to approximately 35%, the prospect of this change in voting control may create uncertainty among certain Company key personnel regarding their personal financial and employment situations, and this uncertainty has the potential to be disruptive to the Company’s operations.

Under the terms of the ECSI Agreements, each executive officer referenced above would receive an unvested right to the Award upon the occurrence of the Triggering Event. Vesting and payment of the Award is generally subject to a continued service requirement, with half of the amount of the Award paid on the first anniversary of the Triggering Event and half of the amount of the Award paid on the second anniversary of the Triggering Event, in each case subject to the executive officer’s continued employment with the Company through such time. Notwithstanding this continued service requirement, the full amount of any unpaid portion of an Award will be paid upon the occurrence of a “Change in Control” or a “Qualifying Termination” during the term of the ECSI Agreements and after the date of the Triggering Event. For the purposes of the ECSI Agreements, a Change of Control is deemed to have occurred upon the following events: the acquisition of beneficial ownership of fifty percent or more of the outstanding voting power of the Company’s stock, subject to certain exceptions; if the Company’s incumbent members of the Board at the beginning of any two-year period cease, for any reason, to constitute a majority of the Board, subject to certain exceptions; consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions; or approval by the Company’s stockholders of a complete liquidation or dissolution of the Company. For the purposes of the ECSI Agreements, a Qualifying Termination means a termination of the executive officer’s employment by the Company other than for “Cause” (as defined in the ECSI Agreements) and not due to the executive officer’s death or disability. Cause will be deemed to exist if the executive officer: (i) has been indicted for committing an act of fraud, embezzlement, theft or other act constituting a felony; (ii) willingly engages in illegal conduct or gross misconduct that significantly and adversely affects the Company; (iii) is unable to maintain a security clearance that is required and essential for the performance of the executive officer’s duties; or (iv) fails to perform the material duties of his or her position (subject to notice and/or cure periods in certain cases).

The ECSI Agreements provide that, to the extent that the part or all of the consideration, compensation or benefits to be paid to the executive officers under the ECSI Agreements would constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such amounts will be either provided in full or delivered to such lesser extent which would result in no portion of such amount being subject to excise tax, based on whichever option yields the greater amount, taking into account certain standard tax considerations. Additionally, the ECSI Agreements provide that any amounts payable thereunder are intended to be exempt under Section 409A of the Internal Revenue Code under the “short-term deferral” exemption, and contain standard provisions providing for (among other things) modification of the ECSI Agreements to the extent that the they would trigger any additional tax, penalty or interest imposed by Section 409A, in order to avoid that result while preserving, to the nearest extent reasonably possible, the intended benefit for the executive officers.

The Award amount for each executive officer under the ECSI agreements is as follows (in each case payable over two years following the occurrence of a Triggering Event, and subject to the continued service condition requirement described above).

Executive	ECSI Agreement Award Amount
Mr. Phillips	$1,500,000
Mr. Varner	$1,500,000
Mr. Keefe	$1,500,000
Ms. Bjornaas	$700,000

Other Matters

Tax and Accounting Considerations

We have considered the potential impact of Section 162(m) in structuring our executive compensation program. Generally, the value of the stock options and the non-discretionary payments to our named executive officers under our annual incentive compensation program are fully deductible under Section 162(m). To the extent we pay a named executive officer annual compensation in the form of salary, discretionary or retention bonuses, and/or grants of non-performance-based restricted stock in excess of $1 million in the aggregate, such amounts are generally non-deductible (other than payments to our CFO, all of whose compensation is fully deductible under Section 162(m)). While the Compensation Committee considers whether or not compensation will be deductible under Section 162(m) when making compensation determinations, such tax deductibility is generally not a decisive factor with respect to such determinations. The Compensation Committee’s policy is to pay our executives in the manner that it believes is in the best interests of the Company. This has in the past resulted in, and in the future will likely result in, the payment of compensation to our named executive officers that is not tax deductible.

Recovery of Incentive Payments

We are subject to the requirements of Section 304 of the Sarbanes Oxley Act of 2002, which provides for the recovery of certain incentive compensation payments made to our CEO or CFO in the event of an accounting restatement arising because of material non-compliance with financial reporting requirements due to misconduct. No incentive compensation payment to our CEO or CFO has ever been recovered under this provision, and we have not established any other policy regarding the forfeiture or recovery of incentive compensation. We expect to implement a clawback policy in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations and standards adopted by the SEC and national securities exchanges thereunder.

Hedging and Short Term Speculative Transactions

We prohibit any company personnel, including our named executive officers, from engaging in any short-term, speculative securities transactions involving Company securities, including buying or selling put or call options, trading in options (other than those granted by the Company), engaging in hedging or monetization transactions, engaging in short sales, and holding securities in margin accounts or pledging securities as collateral.

SUMMARY COMPENSATION TABLE

In the Summary Compensation Table below, certain cash payments made under our executive compensation program to our named executive officers are reported as follows:

➢

The Non-Equity Incentive Plan Compensation column is used to report the non-discretionary incentive payments earned under our Executive Incentive Compensation Plan. Such amounts were calculated and paid based on pre-established performance goals.

➢	The Bonus column is used to report discretionary bonus amounts paid under our annual incentive program, as well as other bonus payments we made to our named executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus[1] ($) (d)	Stock Awards[2] ($) (e)	Option Awards[2] ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All other Compensation[3] ($) (h)	Total ($) (i)
George J. Pedersen	2015	1,782,308	210,000	0	0	790,000	259,580	3,041,888
Chairman of the Board and	2014	1,731,154	1,000,000	0	0	0	179,847	2,911,001
Chief Executive Officer	2013	1,879,233	1,200,000	0	0	0	264,599	3,343,832
(Principal Executive Officer)

Kevin M. Phillips	2015	687,923	190,000	371,040	0	310,000	9,707	1,568,670
Executive Vice President and	2014	648,615	325,000	0	356,250	0	9,064	1,338,929
Chief Financial Officer	2013	704,712	325,000	0	363,000	0	10,413	1,403,125
(Principal Financial Officer)

L. William Varner, III	2015	823,449	50,000	371,040	0	650,000	27,478	1,921,967
Group President	2014	803,087	500,000	0	356,250	0	16,055	1,675,392
	2013	785,200	500,000	0	363,000	0	28,645	1,676,845

Daniel J Keefe	2015	782,635	190,000	371,040	0	310,000	5,890	1,659,565
Group President	2014	632,615	500,000	0	356,250	0	5,890	1,494,755
	2013	563,309	400,000	0	363,000	0	25,230	1,351,539

Judith L. Bjornaas	2015	372,750	40,000	185,520	0	160,000	11,921	770,191
Deputy Chief Financial Officer
(Principal Accounting Officer)

[1]	Bonus payments reported in this column represent discretionary bonus payments made under our annual incentive compensation program.

[2]

The dollar amounts reflected in the “Stock Awards” column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, of grants of RSUs that vest based on the satisfaction of specified performance criteria over a two-year performance period. The dollar amounts reflected in the “Option Awards” column represent the aggregate grant date fair value of option awards, computed in accordance with FASB ASC Topic 718. For information regarding the valuation assumptions used in computing grant date fair value, refer to the note entitled “Stockholder’s Equity and Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in ManTech’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2015, 2014 and 2013, as applicable.

[3]

All Other Compensation for 2015 consists of the following amounts: (a) matching contributions made to our 401(k) Plan in the amounts of $8,058, $15,476, $4,121 and $10,598 for Mr. Phillips, Mr. Varner, Mr. Keefe and Ms. Bjornaas, respectively (Mr. Pedersen voluntarily did not participate in the Company’s 401(k) Plan in 2015); (b) pro rata allocation of shares resulting from other participants’ forfeitures under the ESOP in the amount of $479, $599, $599 and $269 for Mr. Phillips, Mr. Varner, Mr. Keefe and Ms. Bjornaas, respectively (Mr. Pedersen does not participate in the Company’s ESOP; (c) payments of life insurance premiums of $585 for Mr. Pedersen, $1,170 for each of Messrs. Phillips, Varner and Keefe, and $1053 for Ms. Bjornaas; and (d) perquisites in the amount of $258,995 for Mr. Pedersen. The perquisites for Mr. Pedersen consist of: (i) $126,877 for the portion of the total cost to the Company of employees’ time spent on non-corporate matters on behalf of Mr. Pedersen (primarily as a driver), (ii) $78,435 for tax preparation fees, (iii) legal fees, (iv) automobile expenses, and (v) a club membership. For employees’ time, the cost is determined by using the employee’s salary and overhead costs for the year to calculate an hourly cost and allocating that cost based on the percentage of time spent on these matters compared to the employees’ total time. For tax preparation fees, the amount reported is the dollar amount paid by the Company. For more information regarding the 401(k) Plan and perquisites, see “Compensation Discussion and Analysis – Employee Benefits and Perquisites.”

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			Grant Date Fair Value of Stock and Option Awards ($)[3] (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
George J. Pedersen
2015 Incentive Compensation Program[4]		338,000	1,350,000	2,360,000	—	—	—	—

Kevin M. Phillips
2015 Incentive Compensation Program[4]		133,000	530,000	930,000
2015 RSUs—Performance Grant	3/13/15				6,000	12,000	18,000	371,040

L. William Varner, III
2015 Incentive Compensation Program[4]		175,000	700,000	1,230,000
2015 RSUs—Performance Grant	3/13/15				6,000	12,000	18,000	371,040

Daniel J. Keefe
2015 Incentive Compensation Program[4]		175,000	700,000	1,230,000
2015 RSUs—Performance Grant	3/13/15				6,000	12,000	18,000	371,040

Judith L. Bjornaas
2015 Incentive Compensation Program[4]		70,000	280,000	490,000
2015 RSUs—Performance Grant	3/13/15				3,000	6,000	9,000	185,520

[1]	The criteria for all awards under our 2015 Executive Incentive Compensation Plan were established under the ManTech International Corporation Management Incentive Plan, 2011 Restatement.

[2]

The awards to Messrs. Phillips, Varner and Keefe and Ms. Bjornaas provide for a target number of RSUs, with the actual number of RSUs to be determined and earned based upon the satisfaction of specified performance criteria over the performance period for the award. The performance criteria used for the RSUs is based on the CAGR for revenue and EPS over a two-year performance period, which runs from January 1, 2015 through December 31, 2016. Based on actual results, the actual amount of RSUs earned may range from 0% to 150% of the recipient’s respective target award amount. The RSUs will be earned only if the named executive officer is employed with the Company through the last day of the performance period or if, before the last day of the performance period, the named executive officer’s employment terminates due to death or disability, in which case the award vests at target levels as of such date.

[3]

The amounts in this column reflect the aggregate grant date fair value of each RSU award, as computed in accordance with ASC Topic 718, Compensation – Stock Compensation. See Note 10 to our Consolidated Financial Statements included in ManTech’s 2015 Annual Report on Form 10-K for the valuation assumptions used in computing grant date fair value.

[4]

The amounts in this row represent certain potential payouts under our 2015 Executive Incentive Compensation Plan. Actual payouts are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 35. The awards were based on the performance factors described in the Compensation Discussion and Analysis section of this proxy statement, under the heading “Non-Discretionary Incentive Compensation Payments.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name (a)	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable[1] (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [2] ($) (i)

George J. Pedersen		—	—	—	—	—	—

Kevin M. Phillips	3/13/2015					12,000	371,040
	11/3/2014	12,500	25,000	29.07	11/3/2019
	3/14/2014	12,500	25,000	29.15	3/14/2019
	11/4/2013	25,000	12,500	27.89	11/4/2018
	3/15/2013	25,000	12,500	26.96	3/15/2018
	11/6/2012	30,000	0	26.24	11/6/2017
	3/15/2012	15,000	0	33.78	3/15/2017
	11/4/2011	15,000	0	33.53	11/4/2016
	3/15/2011	30,000	0	41.45	3/15/2016

L. William Varner, III	3/13/2015					12,000	371,040
	11/3/2014	12,500	25,000	29.07	11/3/2019
	3/14/2014	12,500	25,000	29.15	3/14/2019
	11/4/2013	25,000	12,500	27.89	11/4/2018
	3/15/2013	25,000	12,500	26.96	3/15/2018
	11/6/2012	25,000	0	26.24	11/6/2017
	3/15/2012	12,500	0	33.78	3/15/2017
	11/4/2011	15,000	0	33.53	11/4/2016
	3/15/2011	25,000	0	41.45	3/15/2016

Daniel J. Keefe	3/13/2015					12,000	371,040
	11/3/2014	12,500	25,000	29.07	11/3/2019
	3/14/2014	12,500	25,000	29.15	3/14/2019
	11/4/2013	25,000	12,500	27.89	11/4/2018
	3/15/2013	10,000	12,500	26.96	3/15/2018
	3/15/2012	3,000	0	33.78	3/15/2017
	11/4/2011	7,000	0	33.53	11/4/2016
	8/1/2011	15,000	0	39.81	8/1/2016

Judith L. Bjornaas	3/13/2015					6000	185,520
	11/3/2014	5,000	10,000	29.07	11/3/2019
	3/14/2014	5,000	10,000	29.15	3/14/2019
	11/4/2013	11,667	5,833	27.89	11/4/2018
	3/15/2013	11,667	5,833	26.96	3/15/2018
	11/6/2012	10,000	0	26.24	11/6/2017
	3/15/2012	5,000	0	33.78	3/15/2017
	11/4/2011	5,000	0	33.53	11/4/2016
	3/15/2011	25,000	0	41.45	3/15/2016

[1]

The numbers of securities included in this column represent the unvested portion of stock option awards that vest over three years, with 1/3 of the total grant vesting on each of the first three anniversary dates of the grant. The options expire five years after the grant date. Vesting and continuation of the options are subject to cancellation in the event of termination of service. All options would fully vest on the officer’s death or disability.

[2]

The awards to Messrs. Phillips, Varner and Keefe and Ms. Bjornaas provide for a target number of RSUs, with the actual number of RSUs to be determined and earned based upon the satisfaction of specified performance criteria over the performance period for the award. The performance criteria used for the RSUs is based on the CAGR for revenue and EPS over a two-year performance period, which runs from January 1, 2015 through December 31, 2016. Based on actual results, the actual amount of RSUs earned may range from 0% to 150% of the recipient’s respective target award amount. The RSUs will be earned only if the named executive officer is employed with the Company through the last day of the performance period or if, before the last day of the performance period, the named executive officer’s employment terminates due to death or disability, in which case the award vests at target levels as of such date.

OPTION EXERCISES AND STOCK VESTED

Name (a)	Option Awards
	Number of Shares Acquired on Excercise (#) (b)	Value Realized on Exercise ($)[1] (c)
George J. Pedersen	—	—
Kevin M. Phillips	—	—
L. William Varner, III	—	—
Daniel J. Keefe	25,000	131,025
Judith L. Bjornaas	—	—

[1]

Computed by determining the market value per share of the shares acquired based on the difference between; (a) the per share market value of our common stock at exercise defined as the weighted average selling price of the same day sales, and (b) the exercise price of the options.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Retention Agreement

Under his retention agreement (as further described in the Compensation Discussion and Analysis section of this proxy statement), if Mr. Pedersen is terminated without cause, he is entitled to a lump sum amount equal to his base salary (which was $1,800,000 as of December 31, 2015). For this purpose, cause means (i) a material violation by Mr. Pedersen of the retention agreement that he fails to cure to the Company’s reasonable satisfaction within thirty (30) days after the Company delivers written notice specifically identifying such violation; (ii) Mr. Pedersen’s willful failure to act in a manner consistent with his responsibilities or with the best interests of the Company that he fails to cure to the Company’s reasonable satisfaction within thirty (30) days after the Company delivers written demand that specifically identifies the manner in which the Company believes that he has not satisfactorily performed his duties; or (iii) Mr. Pedersen’s conviction of a felony (other than an offense related to the operation of an automobile that results only in a fine, license suspension or other non-custodial penalty) or other serious crime involving moral turpitude.

Equity Awards and Other Benefits

At December 31, 2015, each of Messrs. Phillips, Varner and Keefe and Ms. Bjornaas held unvested stock options that, under the standard terms of our stock option awards, would have become vested on the applicable named executive officer’s death or disability. In addition, at December 31, 2015, each of Messrs. Phillips, Varner and Keefe and Ms. Bjornaas held unvested RSUs. These RSUs will be earned only if the named executive officer is employed with the Company through the last day of the performance period or if, before the last day of the performance period, the named executive officer’s employment terminates due to death or disability, in which case the award vests at target levels on such date. Amounts for these and other benefits payable to the named executive officers had they died or become disabled on the last business day of fiscal year 2015 are shown in the following table.

Potential Post-Termination Payments

Name	Termination Event	Severance Payment	Life Insurance Death Benefit[1]	Maximum LTD Annual Benefit[2]	Number of Options Accelerated	Aggregate Spread[3]	Shares of Stock Vested	Market Value for Shares of Stock Vested[3]
George J. Pedersen	Termination w/o Cause	$1,800,000	—	—	—	—	—	—
	Death	—	$625,000	—	—	—	—	—
	Disability	—	—	$180,000	—	—	—	—

Kevin M. Phillips	Death	—	$1,250,000	—	75,000	$126,875	12,000	$362,880
	Disability	—	—	$180,000	75,000	$126,875	12,000	$362,880

L. William Varner, III	Death	—	$1,250,000	—	75,000	$126,875	12,000	$362,880
	Disability	—	—	$180,000	75,000	$126,875	12,000	$362,880

Daniel J. Keefe	Death	—	$1,250,000	—	75,000	$126,875	12,000	$362,880
	Disability	—	—	$180,000	75,000	$126,875	12,000	$362,880

Judith L. Bjornaas	Death	—	$1,125,000	—	31,666	$55,440	6,000	$181,440
	Disability	—	—	$150,000	31,666	$55,440	6,000	$181,440

[1]	Upon the death of the named executive officer on December 31, 2015, the amounts in this column would have been payable from life insurance policies for which the Company paid the premiums.

[2]

Upon the permanent disability of the named executive officer on December 31, 2015, the amounts in this column would have been payable from a disability insurance policy for which the Company pays the premiums. Long-term disability pays 40% of salary, up to a maximum monthly benefit of $15,000.

[3]	Based on a per share price of $30.24 (the closing price of our stock on December 31, 2015).

COMPENSATION RISK MANAGEMENT

Management reviews the Company’s overall compensation structure (taking into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s incentive programs, the length of the performance periods under such programs, and the overall relationship of the Company’s compensation programs to the Company’s business risk) annually, or whenever the Company considers new compensation policies or programs for its employees. Management periodically reports the results of its evaluation to the Compensation Committee, including any findings of risk related to the Company’s compensation structure, as well as any factors that may mitigate the risk posed by the particular compensation policy or program. The Compensation Committee considers management’s conclusions in fulfilling its responsibilities with respect to the Company’s executive compensation program. Based on management’s assessment, the Company has concluded that its compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

PROPOSAL 2

APPROVAL OF MANAGEMENT INCENTIVE PLAN

Introduction

In this proposal, we are requesting that our stockholders approve an amendment and restatement of our Management Incentive Plan, which we refer to as the plan. The plan was last amended and restated and approved by our stockholders in 2011. Our Board approved the most recent amendment and restatement of the plan on March 8, 2016. We refer to this most recent amendment and restatement as the “2016 Restatement.” If our stockholders approve the 2016 Restatement, it will become effective on May 5, 2016.

We made the following changes in the 2016 Restatement: (1) we extended the term of the plan until March 8, 2026 (the tenth anniversary of the date our Board approved the 2016 Restatement); (2) we clarified that restricted stock units are a separate type of award under the plan; (3) we changed the governing law from Virginia to Delaware; (4) we added a limit on the amount of cash dividends or dividend equivalents that may be paid under awards to any one participant in any one calendar year; and (5) we made technical revisions to reflect changes in accounting rules and other non-material clarifying revisions. The 2016 Restatement does not increase the number of shares reserved for issuance under the plan. As of the Record Date, the total number of our Class A common shares reserved for issuance under the plan since its adoption in 2002 was 13,382,296 shares. As under the prior restatement of the plan, the number of shares available for issuance under the 2016 Restatement will continue to be automatically increased on the first trading day of January each calendar year by an amount equal to one and one-half percent of the total number of our shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the prior calendar year, up to a maximum of 1,500,000 shares per year. As of the Record Date, there were 5,625,142 of our Class A common shares available for future grants under the plan.

We are also seeking stockholder approval of the 2016 Restatement to satisfy the stockholder approval requirement under Section 162(m) of the Internal Revenue Code (Code), so that we may continue to grant awards under the 2016 Restatement that are intended to qualify for exclusion from the federal tax deduction limitation under Code Section 162(m). Code Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Code Section 162(m) is not subject to this deductibility limit. For awards under the 2016 Restatement to qualify for this exception, stockholders must approve the material terms of the 2016 Restatement under which the awards are paid. The material terms of the 2016 Restatement include (i) the employees eligible to receive awards under the plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the plan below. The rules and regulations promulgated under Code Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify for the performance-based compensation exemption under Section 162(m). As such, there can be no assurance that any compensation awarded or paid under the 2016 Restatement will be deductible under all circumstances. We believe it is in the best interests of the Company for stockholders to approve these material terms of the 2016 Restatement.

Summary of the Plan

The following is a summary of the material features of the 2016 Restatement. It does not describe all the terms of the 2016 Restatement. The full text of the 2016 Restatement is included as Appendix A to this Proxy Statement.

Administration of the Plan; Eligibility

The 2016 Restatement will be administered by our Compensation Committee, although the Compensation Committee may delegate its authority for administration of the plan in certain circumstances. The Compensation Committee will have broad authority to administer and interpret the plan, but such administration and interpretations must be consistent with any express terms of the plan. The Compensation Committee may:

➢

Set the exercise price and vesting schedule of options, and establish when an option will expire. The Compensation Committee may also determine the number of shares of our Class A common stock subject to any option, the restrictions on transferability of an option, and other terms and conditions. The Compensation Committee may determine whether an option is an incentive stock option or a nonqualified stock option.

➢

Set the terms of any incentive compensation award, including the minimum, target, and maximum amounts payable to a participant as an incentive compensation award, and establish the performance criteria and level of achievement required for payment of an incentive compensation award. The Compensation Committee may also determine the measurement period for the performance, the timing of any payment earned, and the dollar amount or number of shares payable pursuant to any incentive compensation award.

➢

Set the terms of any other awards, including the number of shares and the conditions for the award. The conditions may include restrictions on grant or on vesting. The conditions may also include those based on performance or based on continuation of employment.

Any person who is a director or an employee of the Company or any of its subsidiaries or affiliates is eligible to be selected as a recipient of an award under the plan. Consultants and advisors of the Company and our subsidiaries and other affiliates are also eligible to be selected to receive an award under the plan if the consultant or advisor is a natural person who provides bona fide services other than selling or marketing our securities, and is otherwise covered by the registration statement we use to register the offer and sale of securities under the plan. In the plan and this proposal, references to employees should be read as including such consultants and advisors. As of December 31, 2015, we had 7 non-employee members of the Board, approximately 7,200 employees and approximately 88 consultants and advisors who were eligible to receive an award under the terms of the plan. The basis for selecting participants to receive an award under the plan may include factors such as whether the receipt of an award would help us attract, motivate and retain the award recipient and whether we think receipt of an award would be help drive superior performance. Because the plan provides for broad discretion in making awards and selecting which eligible persons will receive awards under the plan, the total number of persons who will actually participate in the plan, and the benefits that plan participants will receive, cannot be determined at this time.

Stock Reserved

As of the Record Date, the total number of shares of our Class A common shares reserved for issuance under the plan since its adoption in 2002 was 13,382,296 shares. This includes the plan’s initial reserve of 3,000,000 shares, the 1,500,000 share increases under each of the 2006 and 2011 restatements of the plan and the automatic annual increases under the plan’s formula increase provision. Under the plan’s formula increase provision, the number of shares available for issuance under the 2016 Restatement will be automatically increased on the first trading day of January each calendar year by an amount equal to one and one-half percent of the total number of our shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the prior calendar year, up to a maximum of 1,500,000 shares per year.

Class B common stock may not be issued under the 2016 Restatement. No more than 6,000,000 shares may be issued as incentive stock options under the 2016 Restatement. Subject to adjustment pursuant to the anti-dilution provisions of the 2016 Restatement, the following limits apply to awards that are intended to qualify as performance-based compensation for purposes of Code Section 162(m): (i) the maximum number of our shares with respect to which stock-based awards may be granted to any participant in any calendar year is 1,000,000 shares; (ii) the maximum amount of compensation that may be paid with respect to cash-based incentive compensation awards awarded to any participant in any calendar year is $4,000,000; and (iii) the maximum amount of cash dividends or dividend equivalents that may be paid to any one participant in any calendar year is $500,000.

Shares subject to an award under the 2016 Restatement that are canceled, expired, or forfeited, or that otherwise terminate unexercised without issuance, will again be available for award. Additionally, shares delivered in payment or satisfaction of purchase price, exercise price or tax withholding obligations will be available for new awards. Reload options are expressly prohibited by the plan. Shares payable pursuant to a stock appreciation right will be counted as issued only upon exercise.

In the event of any merger, acquisition or combination, recapitalization, reorganization, stock dividend, stock split, combination of shares or similar transaction or in the event of an extraordinary dividend paid in cash, debt, or property, in each case as such events may be determined by the Compensation Committee to occur, the Compensation Committee will appropriately and equitably adjust the number and kind of shares or other securities which are subject to the plan or awards granted under the plan, and the exercise or settlement prices of such awards, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as not to affect the status of any award intended to qualify as an incentive stock option, “performance-based compensation” under Code Section 162(m), or as exempt from Code Section 409A.

Types of Incentive Awards That May Be Granted

The following types of awards may be granted under the 2016 Restatement.

Incentive Compensation Awards

Incentive compensation awards represent the opportunity to earn a future payment, in cash or shares, subject to the achievement of performance goals for a specific performance period established by the Compensation Committee, and can be administered to comply with the requirements of Code Section 162(m).

In addition to the per-participant limits listed above under the heading “Stock Reserved,” the following provisions apply to incentive compensation awards that are intended to qualify as performance-based compensation under Code Section 162(m).

➢	Performance goals are established with respect to the objective and quantifiable performance criteria listed below under the heading “Performance Criteria”;

➢

The Compensation Committee must make the award not later than 90 days after the start of the period to which the incentive compensation award relates and the award must be made prior to the completion of 25% of that period.

Stock Options and Stock Appreciation Rights

Subject to the provisions of the 2016 Restatement, all terms and conditions of stock option awards and stock appreciation rights are determined by the Compensation Committee. Pursuant to the 2016 Restatement, the exercise price of an option and the base price of a stock appreciation right will be at least 100% of the fair market value of the Company’s stock on the date that the option or stock appreciation right is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary), and no option or stock appreciation right will be exercisable after eight years from the date of grant (five years in the case of an incentive stock option granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Unless the Compensation Committee changes a particular award, a stock option or stock appreciation right award will vest in equal annual portions over a three-year period. Options may be either incentive stock options (which are intended to qualify under Code Section 422) or nonqualified options (which are not intended to qualify as incentive stock options). Participants can exercise any option and can make payment of the exercise price by delivering cash or other approved payment. Stock appreciation rights entitle the participant to receive, on exercise, an amount, paid in cash or shares, or both, equal to the excess of (i) the exercise date fair market value of shares covered by the surrendered stock appreciation right over (ii) the grant date value of the surrendered stock appreciation right. Options and stock appreciation rights may not be repriced without stockholder approval.

Restricted Stock

Restricted stock awards are subject to restrictions, as determined by the Compensation Committee, on the grant, issuance, retention, vesting, and/or transferability of the underlying shares. Such conditions may include continued employment or service as a director or performance goals. Restricted stock awards that are intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) will be contingent on satisfaction of performance goals established with respect to the objective and quantifiable performance criteria listed below under the heading “Performance Criteria.” Unless the Compensation Committee changes a particular award, a restricted stock award to an employee will vest in equal annual portions over a three-year period, and a restricted stock award to a director will fully vest after a one-year period. An eligible person may be required to pay for part of the value of a share under a restricted stock award.

Restricted Stock Units

Subject to the provisions of the 2016 Restatement, all terms and conditions of restricted stock units, including vesting, are determined by the Compensation Committee. Restricted stock unit awards entitle the participant to receive an amount, paid in shares or, at the Compensation Committee’s discretion, cash equal to the vesting date fair market value of shares covered by the restricted stock unit award. Restricted stock unit awards that are intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) will be contingent on satisfaction of performance goals established with respect to the objective and quantifiable performance criteria listed below under the heading “Performance Criteria.”

Performance Criteria

The 2016 Restatement allows the use of a broad range of performance criteria, either individually or in any combination, for awards intended to qualify as “performance-based compensation” under Code Section 162(m). The criteria can be applied to the Company as a whole or to one or more of the Company’s business groups, subsidiaries or divisions. The criteria can be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group. The permissible performance criteria with respect to awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) are as follows: (a) earnings measures (including earnings per share and earnings before interest, taxes and/or amortization and/or depreciation), (b) revenue (including revenue from direct labor, subcontractors or any other category), (c) contract bookings, (d) income or net income, (e) operating margin or profit margin, (f) operating income or net operating income, (g) return on operating revenue, (h) stock price, (i) return on equity, capital, assets or similar measure, (j) total stockholder return, (k) cash flow, (l) days sale outstanding, (m) cost control, (n) inter-company revenue or operating profit, (o) employee turnover, (p) staff hiring, (q) completion of mergers or acquisitions, (r) market share, (s) cash management, (t) debt reduction, (u) cycle-time improvement, (v) completion of specified projects or processes, and/or (w) forecast accuracy of any performance criteria.

To the extent permitted by Code Section 162(m), if applicable, the Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria for certain events that occur during a performance period, such as asset write-downs, litigation, changes in tax law or accounting principles, discontinued operations or reorganizations, and significant unusual or infrequently occurring items.

Transferability of Awards; Modification of Awards

Participants cannot sell, transfer or pledge their interest in awards. Participants cannot sell, transfer or pledge shares of restricted stock until they become unrestricted. Options and stock appreciation rights may only be transferable by a participant according to the terms of its award. When granting awards, the Compensation Committee may allow the awards to become fully exercisable or vested upon certain corporate events, such as a merger or other change in control, as stated in the 2016 Restatement. The Compensation Committee may modify awards consistent with the terms of the 2016 Restatement.

Term; Modification of Plan

If approved by the Company’s stockholders, the 2016 Restatement will become effective May 5, 2016 and will terminate at the close of business on March 8, 2026, unless the Board terminates it prior to that date. The Board can amend or terminate the 2016 Restatement, except that only stockholders can approve amendments that would (i) materially increase the number of shares reserved and available for issuance, (ii) materially expand the class of service providers who are eligible to be selected to participate in the plan, or (iii) otherwise materially revise the plan in any material respect.

Amendments to the 2016 Restatement or to outstanding awards under the 2016 Restatement that would impair a participant’s rights with respect to an outstanding award generally require the participant’s consent; however, the Board can amend the 2016 Restatement or outstanding awards under the 2016 Restatement as necessary, and without participant approval, to ensure that it continues to satisfy any law or regulation (including SEC rules and requirements for exemption under the Code) or meets the requirements of accounting standards. The Board can also amend the 2016 Restatement or outstanding awards under the 2016 Restatement without participant consent on the occurrence of certain events, such as some corporate transactions or changes in the Company’s capital structure, as provided by the terms of 2016 Restatement.

Federal Income Tax Consequences

This is a summary of the principal federal income tax consequences of the 2016 Restatement. State, local, and foreign income taxes also may be applicable.

A participant generally will not incur federal income tax liabilities when granted a nonqualified stock option, an incentive stock option, a stock appreciation right, a restricted stock unit or a share of restricted stock. Upon exercise of a nonqualified option or a stock appreciation right, the participant, in most circumstances, will be treated as having received ordinary income equal to the difference between the fair market value of Company stock on the date of the exercise and the grant price. No income is received for tax purposes when an incentive stock option is exercised, unless an employee is subject to the alternative minimum tax or sells the stock before the minimum holding period ends.

Upon lapse of restrictions on an award of restricted stock, the participant will be treated as having received ordinary income equal to the fair market value of Company stock on the date of lapse. Income received upon the exercise of a nonqualified stock option or stock appreciation right, or upon lapse of restrictions on a share of restricted stock, is subject to income tax withholding by the Company for employee participants.

On payment under an incentive compensation award or restricted stock unit, the participant will have ordinary income for the amount paid or the fair market value of any shares issued. This income is subject to tax withholding by the Company for employee participants.

The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary income. As stated above, this usually occurs upon exercise of nonqualified options and stock appreciation rights, the lapse of restrictions on restricted stock, and payment of incentive compensation awards and restricted stock units. No deduction is allowed in connection with an incentive stock option unless the employee disposes of Company stock received upon exercise in violation of the holding period requirements. Additionally, there can be circumstances when the deduction is not allowed for certain transfers of Company stock or payments to an employee upon the exercise of an incentive award that has been accelerated.

Section 162(m) of the Code limits to $1 million the deduction a public company may claim in any year for compensation to any of certain key officers. There are a number of exceptions to this deduction limitation, including an exception for awards that qualify as performance-based compensation under Section 162(m). It is intended that awards under the 2016 Restatement may be designed to be eligible for this performance-based exception; however, there can be no assurance that any awards will so qualify.

The timing of income recognition by a participant and the timing of the Company’s deduction with respect to any award are also subject to the requirements of Section 409A of the Code and the tax principles of constructive receipt and assignment of income. Awards under the Plan are generally exempt from the requirements of Section 409A of the Code, or, if not exempt, are designed so as not to result in acceleration of income inclusion or additional taxes under Section 409A of the Code.

Plan Benefits

The future benefits that will be received under the 2016 Restatement by particular individuals or groups are not determinable at this time.

The following table shows the amount of options awarded to the following persons or groups of persons under the plan as of the Record Date (pursuant to SEC rules, such amounts presented reflect the total number of options granted to such persons at any time since the plan’s adoption in 2002, and include options that have been cancelled or have expired without being exercised in addition to options that have been exercised and options that are outstanding).

Name of Position	Total Number of Options
Our named executive officers
George J. Pedersen (Chairman and CEO)	0
Kevin M. Phillips (EVP and Chief Financial Officer)	435,000
L. William Varner, III (Group President)	307,500
Daniel J. Keefe (Group President)	185,000
Judith L. Bjornaas (Deputy Chief Financial Officer)	110,000
All current executive officers as a group	1,037,500
All current non-employee directors as a group	300,500
Each nominee for election as a director
Richard L. Armitage	37,500
Mary K. Bush	32,500
Barry G. Campbell	49,500
Walter R. Fatzinger, Jr.	49,500
Richard J. Kerr	49,500
Kenneth A. Minihan	32,500
Each associate of such executive officers, directors or nominees	0
Each person who has received 5% or more of the plan options	0
All employees (including current officers who are not executive officers)	3,666,590

The closing price of a share of our common stock on March 9, 2016 (the Record Date) was $31.10.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2015 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. As of December 31, 2015, our only equity compensation plan was the Management Incentive Plan of ManTech International Corporation (2011 Restatement), which is referred to in Proposal 2 as the plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,495,310	$30.86	5,059,953
Equity compensation plans not approved by security holders	—	—	—

Total	2,495,310	$30.86	5,059,953

The plan contains a formula that automatically increases the number of securities available for issuance. The plan provides that the number of shares available for issuance under the plan automatically increases on the first trading day of January each calendar year during the term of the plan by an amount equal to 1.5% of the total number of shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the immediately preceding calendar year, but provides that in no event should any such annual increase exceed 1,500,000 shares. On January 4, 2016, 565,190 shares were added to the plan pursuant to this provision.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the amendment and restatement of our Management Incentive Plan. All proxies executed and returned will be voted “FOR” the approval of the amendment and restatement of our Management Incentive Plan unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT

The Audit Committee reviews ManTech’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm for 2015, is responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. Additionally, D&T is responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, we have reviewed and discussed with both management and the independent registered public accounting firm the Company’s audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and D&T’s evaluation of the Company’s internal control over financial reporting, in each case for the year ended December 31, 2015. The Audit Committee has discussed with D&T those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

D&T has provided us with the written disclosures and the letter from the independent registered public accounting firm pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with D&T the auditor’s independence from the Company and its management. The Audit Committee has concluded that D&T’s provision of audit and non-audit services to the Company is compatible with D&T’s independence.

Based upon the considerations, reviews, and discussions referred to above, we recommended to the Board of Directors (and the Board of Directors approved) the inclusion of the audited financial statements for the year ended December 31, 2015 in the Company’s Annual Report on Form 10-K for 2015.

The Audit Committee of the Board of Directors

Barry G. Campbell, Chairman
Mary K. Bush
Walter R. Fatzinger, Jr.
Richard J. Kerr

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors is responsible for selecting and appointing our independent registered public accounting firm. The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to the ratification of such appointment by our stockholders at the Annual Meeting. Although stockholder approval is not required by our bylaws or otherwise, we are submitting the appointment of D&T for ratification in order to obtain the views of our stockholders.

In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of the Company and its stockholders.

In appointing D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee considered whether D&T’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

D&T served as our independent registered public accounting firm in 2015. We expect that representatives of D&T will be present at the Annual Meeting, and will be available to respond to appropriate questions. Those representatives will also have an opportunity to make a statement or comment on the financial statements if they wish to do so.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

Our Audit Committee charter incorporates the Audit Committee’s policies for pre-approval of audit and permitted non-audit services performed by our independent registered public accounting firm. The requirement for pre-approval, in part, allows us to assess whether the provision of such services might impair the independence of our independent registered public accounting firm.

The Audit Committee approves the annual audit services engagement and (if necessary) any material changes in terms, conditions, and fees resulting from changes in audit scope or other matters.

The chairman of the Audit Committee has been authorized by the Audit Committee to pre-approve any services arising during the year that were not pre-approved by the Audit Committee at the time of the annual audit services engagement. Services that are pre-approved by the Audit Committee chairman are then communicated to, and ratified by, the full Audit Committee at the Audit Committee’s next regularly scheduled meeting.

For each proposed service, the independent registered public accounting firm is required to provide back-up documentation detailing the service. The Audit Committee regularly reviews summary reports provided to us by our independent auditor. During 2015, all services performed by D&T were approved by the Audit Committee pursuant to the Audit Committee’s pre-approval policies.

Fees Paid to Deloitte & Touche LLP

The following table presents the aggregate fees that we were billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities) for the fiscal years ended December 31, 2014 and 2015.

Type of Fees	2014	2015
Audit Fees	$1,561,882	$1,661,306
Audit-Related Fees	0	0
All Other Fees	6,172	0
TOTAL	$1,568,054	$1,661,306

In the table above, in accordance with the definitions and rules of the SEC, each type of fee is defined as follows.

➢

Audit Fees are fees that we were billed by the Deloitte Entities for professional services rendered for the audit of our consolidated financial statements that are included in our Annual Reports on Form 10-K, the audit of the Company’s internal control over financial reporting, and the review of financial statements included in our Quarterly Reports on Form 10-Q.

➢

Audit-Related Fees consist of fees that we were billed by the Deloitte Entities for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

➢	All Other Fees are fees that we were billed by the Deloitte Entities for products and services that were not included in the first three categories.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. All proxies executed and returned will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP unless the proxy specifies otherwise.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Audit Committee has established a policy and associated procedures for the review, approval, and monitoring of all transactions involving the Company and “Related Parties” (the Policy). Under the Policy, a Related Party is any director, executive officer, director nominee, 5% or greater beneficial owner of the Company’s stock, or an immediate family member of any of these people. With certain exceptions that are detailed in the Policy, a Related Party Transaction is any arrangement, transaction or relationship in which the Company (or any of its subsidiaries) is a participant and any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

Under the Policy, the Audit Committee is responsible for reviewing and approving all Related Party Transactions. If a director is involved in the proposed transaction, he or she will not participate in discussions and decisions about the proposed transaction. In determining whether to approve a proposed Related Party Transaction, the Audit Committee will take into account, among other factors:

➢

the material facts and circumstances of the transaction (such as the nature of the Related Party’s interest, the value of the proposed transaction, the benefit of the transaction to the Company, and whether the transaction is on terms comparable to an arms-length transaction);

➢	any potential impact on a director’s independence; and

➢	public disclosure issues, including any anticipated public perception issues related to the disclosure.

If the Audit Committee approves a Related Party Transaction, and the transaction is anticipated to be continuing, the Audit Committee may establish guidelines for management to follow in those continuing dealings with the Related Party. In such cases, the Audit Committee is responsible for periodically (and at least annually) reviewing and assessing the ongoing relationships to ensure they comply with the Audit Committee’s guidelines and that the Related Party Transaction remains appropriate. Additionally, the Audit Committee has adopted certain “standing approvals” for some common Related Party Transactions involving de minimis amounts (including certain types of compensation decisions for employees who are Related Parties because of their familial relationships and charitable contributions to entities that have relationships with Related Parties) that fall below the minimum threshold for public disclosure.

The Policy requires that transactions in excess of the minimum threshold for disclosure in our proxy statement under the relevant SEC rules shall be disclosed in accordance with the applicable laws, rules, and regulations.

Related Party Transactions

Ms. Christine Lancaster, our Assistant Vice President and Assistant Corporate Secretary, is the daughter of Mr. George Pedersen, our Chairman of the Board and CEO. Ms. Lancaster has been employed by the Company on a full-time basis since 1986. For 2015, Ms. Lancaster received salary compensation of $142,024 and a bonus of $13,000. For 2016, we expect that the amount of Ms. Lancaster’s compensation will again exceed $120,000.

Mr. Kent Warren, the president of our ManTech Commercial Services, LLC subsidiary, is the son-in-law of Mr. Pedersen. Mr. Warren has been employed by the Company since September 2013. For 2015, Mr. Warren received salary compensation of $235,754 and a bonus of $50,000. For 2016, we expect that the amount of Mr. Warren’s compensation will again exceed $120,000.

Compensation Committee Interlocks and Insider Participation

No members of our Compensation Committee in 2015 were officers or employees of the Company or former officers of the Company, and no members of our Compensation Committee had any relationship with the Company during 2015 requiring disclosure as a related party transaction under applicable SEC rules.

None of our executive officers in 2015 served as a director or member of the compensation committee (or other board committee performing equivalent functions) of any other entity which had an executive officer serving as one of our directors or a member of our Compensation Committee.

BENEFICIAL OWNERSHIP OF OUR STOCK

Ownership by Our Directors and Executive Officers

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of the Record Date by each of the following:

➢	Our named executive officers (identified in the Summary Compensation table)

➢	Our directors and director nominees

➢	Our current directors and executive officers, as a group

We have determined beneficial ownership in accordance with the rules and regulations of the Exchange Act.

Unless otherwise indicated, the persons included in the table below have sole voting and investment power over the shares reported. In addition, because Class B Common Stock may be voluntarily converted into Class A Common Stock on a share-for-share basis, each share of Class B Common Stock also represents beneficial ownership of a share of Class A Common Stock. However, for purposes of this presentation, share amounts and ownership percentages are presented without regard to convertibility. The address for each person in the table below is the mailing address of our principal executive offices: 12015 Lee Jackson Highway, Fairfax, VA 22033-3300.

Name	Class A Common Stock			Class B Common Stock		Total Voting Power[2,3]
	Total Shares Beneficially Owned[1]	Number of Option Shares[1]	Percent of Class[2]	Total Shares Beneficially Owned	Percent of Class
George J. Pedersen[4]	—	—	—	13,191,845	100%	84.3%
Kevin M. Phillips	207,142	190,000	*	0	—	*
L. William Varner, III	177,688	177,500	*	0	—	*
Daniel J. Keefe	110,145	110,000	*	0	—	*
Judith L. Bjornaas	91,306	89,167	*	0	—	*
Richard L. Armitage	3,000	0	*	0	—	*
Mary K. Bush	4,040	0	*	0	—	*
Barry G. Campbell	17,000	0	*	0	—	*
Walter R. Fatzinger, Jr5	18,325	0	*	0	—	*
Richard J. Kerr	17,000	0	*	0	—	*
Kenneth A. Minihan	9,000	0	*	0	—	*
Stephen W. Porter	6,000	0	*	0	—	*
All directors and executive officers as a group (12 persons):	660,646	566,667	2.6%	13,191,845	100%	84.5%

[1]

Shares of common stock subject to options that are or will become exercisable within 60 days after the Record Date comprise the number of shares listed under the column Number of Option Shares, and such shares are also included in computing the total shares of Class A Common Stock beneficially owned by such individual under the column Total Shares Beneficially Owned.

[2]

An asterisk indicates that the total beneficial ownership of the class of stock or the total voting power of our outstanding common stock (in each case, including shares subject to options that may be exercised within 60 days) is less than 1%.

[3]	The holders of our Class A Common Stock are entitled to one (1) vote per share, and the holders of our Class B Common Stock are entitled to ten (10) votes per share.

[4]

Includes (i) 48,917 shares of Class B Common Stock held by the ManTech Special Assistance Fund, Inc., a fund over which Mr. Pedersen has voting and investment control, and as to which Mr. Pedersen disclaims beneficial ownership, and (ii) 1,168 shares of Class B Common Stock held by Mr. Pedersen’s wife, Marilyn A. Pedersen.

[5]	Includes 2,225 shares of Class A Common Stock held by Fidelity Brokerage Services LLC for Helen C. Fatzinger, as to which Mr. Fatzinger disclaims beneficial ownership.

Ownership by Holders of More Than 5% of Our Class A Common Stock

The following table details certain information with regard to the beneficial ownership of the owners of more than 5% of our outstanding Class A Common Stock, as of December 31, 2015.

Name and Address	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Outstanding Class A Common Stock[1]	Percent of Outstanding Class B Common Stock[1]	Total Voting Power[1]
George J. Pedersen	13,191,845			100%	84.3%
12015 Lee Jackson Hwy, Fairfax, VA 22033
BlackRock, Inc	2,475,808	[2]	10.1%		1.6%
55 East 52nd Street, New York, NY 10022
The Vanguard Group, Inc	1,818,826	[3]	7.4%		1.2%
100 Vanguard Boulevard, Malvern, PA 19355
Dimensional Fund Advisors	1,614,198	[4]	6.6%		1.0%
6300 Bee Cave Road, Austin TX 78746
EARNEST Partners, LLC	1,597,788	[5]	6.5%		1.0%
1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309
Heartland Advisors, Inc	1,366,994	[6]	5.6%		0.9%
789 North Water Street, Milwaukee, WI 53202

[1]

Based on 24,487,471 shares of Class A Common Stock and 13,191,845 shares of Class B Common Stock outstanding on December 31, 2015. The holders of our Class A Common Stock are entitled to one (1) vote per share, and the holders of our Class B Common Stock are entitled to ten (10) votes per share. The Class B shares may be converted by their holder into Class A shares at any time.

[2]

As reported on a Schedule 13G/A filed by BlackRock, Inc. on January 8, 2016. According to such Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 2,420,395 shares and sole dispositive power with respect to all 2,475,808 shares. Based on information contained in the Schedule 13G/A, BlackRock is the beneficial owner as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC. BlackRock Fund Advisors, a subsidiary of BlackRock, Inc., beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G/A.

[3]

As reported on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2016. According to such Schedule 13G/A, The Vanguard Group, Inc. has the sole voting power with respect to 30,191 shares, shared dispositive power with respect to 28,591 shares, and sole dispositive power with respect to 1,818,826 shares. Based on the information contained in the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 28,591 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,600 shares as a result of its serving as investment manager of Australian investment offerings.

[4]

As reported on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2016. According to such Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power with respect to 1,536,635 shares and sole dispositive power with respect to all 1,614,198 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A by Dimensional Fund Advisors LP are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

[5]

As reported on a Schedule 13G filed by EARNEST Partners, LLC on February 10, 2016. According to such Schedule 13G, EARNEST Partners, LLC has the sole voting power with respect to 353,166 shares, shared voting power with respect to 202,446 shares, and sole dispositive power with respect to all 1,597,788 shares.

[6]

As reported on a Schedule 13G/A filed by Heartland Advisors, Inc. on February 5, 2016. According to such Schedule 13G, Heartland Advisors, Inc. has shared voting power with respect to all 1,366,994 shares and shared dispositive power with respect to all 1,366,994 shares. Based on the information contained in the Schedule 13G/A, the 1,366,944 shares may be deemed to be beneficially owned by (1) Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time and (2) William J. Nasgovitz, by virtue of his control of Heartland Advisors, Inc. Mr. Nasgovitz disclaims beneficial ownership of any of the shares reported on the Schedule 13G/A. The Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company, owns 1,225,000 shares, and the remaining shares are owned by various other accounts managed by Heartland Advisors, Inc. on a discretionary basis. On March 7, 2016, Heartland Advisors, Inc. filed a Schedule 13 G/A reporting that it held less than 5% of the Company’s Class A Common Stock as of February 29, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of such Section 16 reports.

Based solely upon our review of copies of such reports furnished to the Company, and written representations from our officers and directors that all reportable transactions were reported, we believe that our officers, directors, and 10% stockholders complied with their Section 16(a) filing obligations for 2015 and timely filed all reports required to be filed pursuant to Section 16(a), with the exception of one delinquent report with respect to one transaction filed by Mr. Armitage.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by our Corporate Secretary at 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, no later than December 2, 2016. The stockholder proposal, including any accompanying supporting statement, may not exceed 500 words.

Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Nominations for director or other business proposals to be addressed at our 2017 Annual Meeting may be made by a stockholder entitled to vote by timely delivery of notice to our Corporate Secretary. To be considered timely for purposes of our 2017 Annual Meeting, such notice must be delivered no earlier than December 2, 2016 and no later than January 31, 2017. As to all such matters for which we do not receive notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in our proxy relating to the 2017 Annual Meeting of Stockholders. However, if we determine to change the date of the 2017 Annual Meeting of Stockholders by more than 30 days from May 5, 2017, we will provide stockholders with a reasonable time before we begin to print and mail our proxy materials for the 2017 Annual Meeting of Stockholders, so that our stockholders have an opportunity to make proposals in accordance with the rules and regulations of the SEC.

INCORPORATION BY REFERENCE AND OTHER INFORMATION

We have included our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (and our audited financial statements for such fiscal year) with this proxy statement; however, the Annual Report and the audited financial statements are not incorporated by reference into this proxy statement, do not constitute a part of the proxy soliciting material, and are not subject to the liabilities of Section 18 of the Exchange Act. You may request additional copies of the accompanying Annual Report, without charge, by contacting our investor relations department at the address shown below.

Available Information

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including the financial statements, financial statement schedules, and exhibits), without charge, by sending a written request to the Investor Relations department, at ManTech International Corporation, 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, or by calling (703) 218-6000.

Additionally, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Corporate Governance page of our Website, as soon as reasonably practicable after we electronically file such reports with the SEC. Information contained on our Website is not a part of this proxy statement.

By Order of the Board of Directors

George J. Pedersen

Chairman of the Board and Chief Executive Officer

Fairfax, Virginia

April 1, 2016

Appendix A

MANAGEMENT INCENTIVE PLAN OF

MANTECH INTERNATIONAL CORPORATION

2016 RESTATEMENT

SECTION I—PURPOSE OF PLAN

The purpose of this Management Incentive Plan (this “Plan”) of ManTech International Corporation, a Delaware corporation (“ManTech”), is to enable ManTech and its subsidiaries and affiliates (the “Company”) to attract, retain and motivate its directors, officers and other senior management and technical personnel and to further align the interests of such persons with those of the stockholders of ManTech by providing for or increasing the proprietary interest of such persons in ManTech.

SECTION II—ADMINISTRATION OF PLAN

2.1 Composition of Committee.    This Plan shall be administered by the Compensation Committee of ManTech’s Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors (the “Board”). The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board. Unless otherwise provided by the Board:

(a) with respect to any Award that the Committee intends to be exempted by Rule 16b-3(d)(1) or (e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee shall consist of two or more directors each of whom is a “non-employee director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time),

(b) with respect to any Award that the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall consist of two or more directors, each of whom is an “outside director” (as such term is defined under Code Section 162(m)), and

(c) with respect to any other Award, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of ManTech (who may but need not be members of the Committee) or to the extent permitted under Delaware law, officers of ManTech, and may delegate to any such Subcommittee(s) the authority to grant Awards under this Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer this Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

The Committee may designate the Secretary of ManTech or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or ManTech, to make determinations under this Plan or Awards and to interpret the terms of the Plan and Awards. Any such action by any such person(s) within the scope of such delegation shall be deemed for all purposes to have been taken or made by the Committee. Notwithstanding the foregoing, granting an Award in a manner that is inconsistent with this Section 2.1 shall not render such Award ineffective or void, to the extent permitted by applicable laws.

Appendix A

2.2 Powers of the Committee.    Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported on Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) for such date (or, if such date is not a business day, the most recent business day immediately preceding such date); and (ii) the term “Company” shall mean ManTech and its subsidiaries and affiliates, unless the context otherwise requires;

(b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

(c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued service as a director or an employee, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

(d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical), provided that the power to amend does not extend to any amendment which would cause an award to fail to meet the requirements of Code Section 409A;

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 12 and Section 13;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(h) to the extent allowed by applicable laws, rules and regulations, to delegate to designated executive officers the power and authority to determine the terms of and to grant awards under this plan to the Company’s non-executive officers; and

(i) to make all other determinations deemed necessary or advisable for the administration of this Plan.

2.3 Determinations of the Committee.    All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations

Appendix A

and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION III—STOCK SUBJECT TO PLAN

3.1 Aggregate Limits.    As of May 5, 2016, the effective date of the 2016 restatement of the Plan, the total number of shares of ManTech’s Class A Common Stock, $.01 par value (“Shares”) that has been reserved for issuance under the Plan since its adoption in 2002 is 13,382,296 shares (which includes the Plan’s initial reserve of 3,000,000 Shares, the 1,500,000 Share increases under each of the 2006 and 2011 restatements of the Plan and the automatic annual increases described below). The number of Shares available for issuance under the Plan will continue to be automatically increased on the first trading day of January each calendar year during the term of the Plan by an amount equal to one and one-half percent (1.5%) of the total number of Shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed one million five hundred thousand (1,500,000) Shares. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 12.2. The Shares issued pursuant to this Plan may be Shares that previously were issued by ManTech, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Tax Code Limits.    The following limitations shall apply to Awards (or portions of Awards) that are intended to qualify as “performance-based compensation” under Code Section 162(m): (a) no Eligible Person shall be granted Awards (other than Incentive Bonuses that are not denominated or otherwise determined by reference to Shares) during any calendar year that, alone or in the aggregate, provide for the issuance of more than 1,000,000 Shares, (b) the maximum amount payable to any one Eligible Person in any calendar year pursuant to Incentive Bonuses that are not denominated or otherwise determined by reference to Shares shall be $4,000,000, and (c) the maximum amount of cash dividends or dividend equivalents payable pursuant to Awards to any one Eligible Person in any calendar year shall not exceed $500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 12 and Section 13, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m). All Shares available for issuance under this Plan may be subject to Options which intend to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422. However, subject to adjustment pursuant to Section 12 and Section 13, the aggregate number of ISOs available for issuance shall not exceed 6,000,000.

3.3 Issuance of Shares.    For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired, forfeited or settled in cash or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

Appendix A

SECTION IV—PERSONS ELIGIBLE UNDER PLAN

4.1 Eligible Employees and Participants.    Any person who is a director or an employee of the Company or of any of its subsidiaries or affiliates shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). Unless provided otherwise by the Committee, the term “employee” shall mean an “employee” as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

4.2 Less Than Full Time Employment.    The Committee shall have the right to determine the effect, if any, on the vesting, exercisability, retention and/or forfeiture of an Award as a result of any decreased level of employment during any period in which a Participant is on an approved leave of absence or is employed on a less than full time basis, and the Committee may take into consideration any accounting consequences to the Company in making any such adjustment.

4.3 Termination of Employment.    For purposes of this Plan, “termination of employment” shall mean ceasing to serve as a full time employee or as a director of the Company, except that an approved leave of absence, or approved employment on a less than full time basis, or continuing to provide services as an independent contractor following termination of employment as an employee, may constitute employment if provided by the Committee. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division, business unit, joint venture or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company for purposes of any affected Participant’s Awards. To the extent required for an Award to comply with Code Section 409A, references to termination of employment and words of similar import shall be read as meaning “separation from service” as that term is used in Code Section 409A.

SECTION V—PLAN AWARDS

5.1 Award Types.    The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, dividends and dividend equivalents. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

(a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement(s) or terms and conditions or other document(s) evidencing the Award (the “Option Document”). Options intended to qualify as ISOs pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6.

(b) Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the agreement(s) or other document(s) evidencing the Award (the “Incentive Bonus Document”).

(c) Restricted Stock: Restricted Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during

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specified periods of time to such conditions (which may include continued service as a director or an employee or performance conditions) and terms as are expressed in the agreement(s) or other document(s) evidencing the Award (the “Restricted Stock Document”).

(d) Stock Appreciation Rights: A Stock Appreciation Right is a right granted under Section 9 that is exercisable at such times and on such other terms and conditions as are specified in the agreement(s) or terms and conditions or other document(s) evidencing the Award (the “Stock Appreciation Rights Document”).

(e) Restricted Stock Units: A Restricted Stock Unit is an award granted under Section 10 that represents an unfunded and unsecured obligation of the Company to issue Shares or cash upon satisfaction of such service-based or performance criteria as are specified in the agreement(s) or other document(s) evidencing the Award (“RSU Document”). A Restricted Stock Unit is a notional unit of measurement with a value that is equal to the fair market value of a Share.

5.2 Grants of Awards.    An Award may consist of one such arrangement or benefit described in Section 5.1 or two or more such arrangements or benefits in tandem or in the alternative. Awards may include a tandem stock or cash right feature pursuant to Section 11.5.

SECTION VI—OPTIONS

The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, or the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

6.1 Option Document.    Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Code Section 422.

6.2 Option Price.    The purchase price per share of the Shares subject to each Option granted under this Plan shall be determined by the Committee and shall equal or exceed 100% of the fair market value on the date the Option is granted (110% of the fair market value on the date the Option is granted in the case of an ISO granted to an Eligible Person who at the time of grant owns more than 10 percent of the total combined voting power of all classes of stock of ManTech within the meaning of Code Section 422). Without prior shareholder approval, the Committee is expressly prohibited from repricing an Option if the exercise price of the new Option would be less than the exercise price of the Option under the existing Option Award, including any Option surrendered for cancellation.

6.3 Option Term.    The “Term” of each Option granted under this Plan shall not exceed 8 years from the date of its grant, and shall not exceed 5 years from the date of its grant in the case of an ISO granted to an employee who at the time of grant owns more than 10 percent of the total combined

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voting power of all classes of stock of ManTech within the meaning of Code Section 422. Reload Options issued on the exercise of an Option are expressly prohibited.

6.4 Option Vesting.    Options granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. Unless the Committee provides otherwise, Options shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Option is granted, provided that the Participant is a director or employee of the Company on each applicable date, and subject to accelerated vesting on such events or conditions (including death, disability, or the actual occurrence of a change in control) as the Committee may provide for in its discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service as a director or an employee, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

6.5 Termination of Employment or Service.    Unless the Committee provides otherwise, the terms of any Option granted under this Plan shall provide (a) that if the Eligible Person to whom such Option was granted terminates employment for any reason other than death or disability, the Option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date of the Eligible Person’s termination of employment, and that on the death or disability of an Eligible Person the Option shall become fully exercisable; and (b) that the Option shall expire and cease to be exercisable upon the earlier of the expiration of the Option Term and (i) in the case of the Eligible Person’s termination of employment on account of death or disability or ceasing to serve as a director for any reason, the first anniversary of the termination of the Eligible Person’s employment, (ii) in the case of the Eligible Person’s termination of employment on account of a termination for cause, immediately upon the termination of the Eligible Person’s employment, and (iii) in the case of the Eligible Person’s termination of employment for any reason other than the foregoing, ninety (90) days after the termination of the Eligible Person’s employment, unless such person served as a director, in which case clause (b)(i) of this Section 6.5 shall apply.

6.6 Payment of Exercise Price.    The exercise price of an Option shall be paid in the form of one or more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of capital stock of ManTech that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker acceptable to ManTech where payment is made pursuant to an irrevocable commitment by the broker to deliver to ManTech proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (e).

SECTION VII—INCENTIVE BONUSES

Each Incentive Bonus Award will confer upon the Eligible Person the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

7.1 Incentive Bonus Document.    Each Incentive Bonus Document shall contain provisions regarding (a) the minimum, target and maximum amount payable to the Participant as an Incentive

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Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable.

7.2 Performance Criteria.

    (a) The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

    (b) Notwithstanding anything to the contrary herein, the following provisions shall apply for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m). The performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 11.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. Any Incentive Bonus Award shall be made not later than 90 days after the start of the period for which the Incentive Bonus relates and shall be made prior to the completion of 25% of the period. The Committee may not increase the amount of cash or Shares that would otherwise be payable upon achievement of the Qualifying Performance Criteria but may reduce or eliminate the payments as provided in an Incentive Bonus Award. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof. An Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code section 162(m) may, in the Committee’s discretion or as provided in an Incentive Bonus Document, be paid without regard to the attainment of the Qualifying Performance Criteria only in the event of a Participant’s death or disability, or the actual occurrence of a change in control (each as determined by the Committee in accordance with the requirements of Code Section 162(m) or with such additional requirements as the Committee may choose to impose).

7.3 Timing and Form of Payment.    The Committee shall determine the timing of payment of any Incentive Bonus which shall generally be no later than March 15 of the following calendar year after the performance period. Subject to applicable limitations under Code Section 409A, the Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property, in each case as determined by the Committee. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

7.4 Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, to the extent the Committee provides in the Incentive Bonus Document, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

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SECTION VIII—RESTRICTED STOCK

Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or service as a director or performance conditions) and terms as the Committee deems appropriate.

8.1 Restricted Stock Document.    Each Restricted Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares, and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The Committee may provide for the award of Restricted Stock in exchange for a Participant’s waiver of a bonus or other compensation.

8.2 Sale Price.    Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

8.3 Share Vesting.    The grant, issuance, retention and/or vesting of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Restricted Stock subject to continued employment or service as a director, passage of time and/or such performance criteria as provided by the Committee. Unless otherwise determined by the Committee, Shares of Restricted Stock granted to employees shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Restricted Stock is granted and Shares of Restricted Stock granted to directors shall vest fully on the first anniversary of the date the Restricted Stock is granted, provided that the Participant has provided continuous services to the Company through each applicable date, and subject to accelerated vesting on such events or conditions (including death, disability, or the actual occurrence of a change in control) as the Committee may provide for in its discretion. Notwithstanding anything to the contrary herein, any Restricted Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be granted and administered in accordance with the requirements set forth in Section 7.2(b) above.

8.4 Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.

8.5 Termination of Employment or Service.    Upon a termination of employment with the Company by a Participant prior to the vesting of or the lapsing of restrictions on Restricted Stock, the Restricted Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

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SECTION IX—STOCK APPRECIATION RIGHTS

The Committee may grant a Stock Appreciation Right or provide for the grant of an Stock Appreciation Right, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

9.1 Stock Appreciation Right Document.    Each Stock Appreciation Right Document shall contain provisions regarding (a) the number of Stock Appreciation Rights issued, (b) the term of the Stock Appreciation Right, (c) such terms and conditions on the vesting and/or exercisability of a Stock Appreciation Right as may be determined from time to time by the Committee, (d) restrictions on the transfer of the Stock Appreciation Right and forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2 Stock Appreciation Right Pricing.    The initial value per share of a Stock Appreciation Right granted under this Plan shall equal or exceed 100% of the fair market value for a Share on the date the Stock Appreciation Right is granted. A Stock Appreciation Right may not be amended to reduce the fair market value of a Share on the date of grant, except as provided in Section 12 and Section 13.

9.3 Stock Appreciation Right Term.    The Committee shall determine the “Term” of each Stock Appreciation Right granted under this Plan and the Term shall not exceed 8 years from the date of its grant.

9.4 Stock Appreciation Right Vesting.    Stock Appreciation Rights granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Stock Appreciation Right’s Term as determined by the Committee. Unless the Committee provides otherwise, Stock Appreciation Rights shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Stock Appreciation Right is granted, provided that the Participant is a director or employee of the Company on each applicable date, and subject to accelerated vesting on such events or conditions (including death, disability, or the actual occurrence of a change in control) as the Committee may provide for in its discretion. The Committee shall have the right to make the timing of the ability to exercise any Stock Appreciation Right granted under this Plan subject to continued service as a director or an employee, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

9.5 Termination of Employment or Service.    Unless the Committee provides otherwise, the terms of any Stock Appreciation Right granted under this Plan shall provide (a) that if the Eligible Person to whom such Stock Appreciation Right was granted terminates employment for any reason other than death or disability, the Stock Appreciation Right shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Eligible Person terminates employment, and that on the death or disability of an Eligible Person the Stock Appreciation Right shall become fully exercisable; and (b) that the Stock Appreciation Right shall expire and cease to be exercisable upon the earlier of the expiration of the Stock Appreciation Right Term and (i) in the case of the Eligible Person’s termination of employment on account of death or disability or ceasing to serve as a director for any reason, the first anniversary of the termination of the Eligible Person’s employment, (ii) in the case of the Eligible Person’s termination of employment on account of a termination for cause,

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immediately upon the termination of the Eligible Person’s employment, and (iii) in the case of the Eligible Person’s termination of employment for any reason other than the foregoing, ninety (90) days after the termination of the Eligible Person’s employment, unless such person served as a director, in which case clause (b)(i) of this Section 9.5 shall apply.

9.6 Payment on Stock Appreciation Right.    Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company the portion of the Stock Appreciation Rights so exercised and to receive in exchange from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Shares covered by the surrendered portion of the Stock Appreciation Right over (y) the initial value of the surrendered portion of the Stock Appreciation Right. Such amount may be paid in cash or in Shares, or a combination of both, as set forth in the Stock Appreciation Right Document or otherwise provided for in the Committee’s discretion. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

SECTION X—RESTRICTED STOCK UNITS

Restricted Stock Units may be granted alone or, to the extent permitted by applicable law and Code Section 409A, in combination with another Award.

10.1 RSU Document.    Each RSU Document shall contain provisions regarding (a) the number of Restricted Stock Units issued, (b) the term of the Restricted Stock Units, (c) such terms and conditions on the vesting of the Restricted Stock Units as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Restricted Stock Units, and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

10.2 Restricted Stock Unit Vesting.    The grant and vesting of Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or vesting of Restricted Stock Units subject to continued employment or service as a director, passage of time and/or such performance criteria as provided by the Committee. Notwithstanding anything to the contrary herein, any Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be granted and administered in accordance with the requirements set forth in Section 7.2(b) above.

10.3 Payment of Restricted Stock Units.    Unless provided otherwise by the Committee or specified in the RSU Document settlement of Restricted Stock Units shall be made by issuance of Shares and shall occur within 60 days of the applicable vesting date or dates as set forth in the RSU Document. The Committee may provide for Restricted Stock Units to be settled in Shares or cash. Unless expressly provided otherwise in an RSU Document, dividend equivalents shall not be provided with respect to Restricted Stock Units. To the extent that a Restricted Stock Unit is subject to Code Section 409A, the terms of the Restricted Stock Unit shall be set and administered to comply with the requirements of that section.

10.4 Discretionary Adjustments.    Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit Award shall be subject to adjustment pursuant to Section 11 and Section 12. Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Restricted Stock Units granted and/or vested under a Restricted Stock Unit

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Award on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.

10.5 Termination of Employment or Service.    The RSU Documents will describe the treatment of Restricted Stock Units upon a termination of employment.

SECTION XI—OTHER PROVISIONS APPLICABLE TO AWARDS

11.1 Transferability.    Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, or (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

11.2 Qualifying Performance Criteria.    For purposes of Awards (or portions of Awards) that are intended to qualify as “performance-based compensation” under Code Section 162(m), the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business group, subsidiary, or other division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) earnings measures (including earnings per share and earnings before interest, taxes and/or amortization and/or depreciation), (b) revenue (including revenue from direct labor, subcontractors or any other category), (c) contract bookings, (d) income or net income, (e) operating margin or profit margin, (f) operating income or net operating income, (g) return on operating revenue, (h) stock price, (i) return on equity, capital, assets or similar measure, (j) total stockholder return, (k) cash flow, (l) days sale outstanding, (m) cost control, (n) inter-company revenue or operating profit, (o) employee turnover, (p) staff hiring, (q) completion of mergers or acquisitions, (r) market share, (s) cash management, (t) debt reduction, (u) cycle-time improvement, (v) completion of specified projects or processes, and/or (w) forecast accuracy of any performance criteria. For purposes of Awards (or portions of Awards) that are not intended to qualify as “performance-based compensation” under Code Section 162(m), the term “Qualifying Performance Criteria” shall mean the performance criteria listed above or any performance criteria specified by the Committee. To the extent consistent with Code Section 162(m), the Committee shall have the right to appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or

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provisions affecting reported results, (iv) accruals for discontinued operations, reorganization and restructuring programs, and (v) any significant unusual or infrequently occurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in ManTech’s annual report to stockholders for the applicable year.

11.3 Dividends.    Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. No dividends or dividend equivalent amounts shall accrue or be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends, unless the Committee provides otherwise.

11.4 Documents Evidencing Awards.    The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent events. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of written or electronic agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards), or as are expressly set forth in the agreement or other document evidencing such Award. The terms of an Award may be contained in more than one document, and wherever reference is made in this Plan to an “Option Document,” or “Restricted Stock Document,” or other similar phrase, the reference shall include all of the separate documents that together may comprise the terms and conditions relating to the Award.

11.5 Tandem Stock or Cash Rights.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.

11.6 Additional Restrictions on Awards.    Either at the time an Award is granted or by subsequent action, the Company may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

11.7 Clawback.    Any Awards issued under the Plan shall be subject to recovery by the Company in accordance with the requirements of applicable law and the terms of any compensation recovery or clawback policy adopted by ManTech as in effect from time to time.

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SECTION XII—CHANGES IN CAPITAL STRUCTURE

12.1 Corporate Actions Unimpaired.    The existence of outstanding Awards (including any Options) shall not affect in any way the right and power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

12.2 Adjustments Upon Certain Events.    If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, reorganization, merger, acquisition or combination or in the event of an extraordinary dividend paid in cash, debt or property, in each case as such events may be determined by the Committee to occur, the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance-based compensation” under Code Section 162(m) or as exempt from Code Section 409A.

SECTION XIII—CORPORATE TRANSACTIONS

13.1 Assumption or Replacement of Awards by Successor.    In the event of (a) a dissolution or liquidation of ManTech, (b) a merger or consolidation in which ManTech is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of ManTech in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of ManTech or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which ManTech is the surviving corporation but after which the stockholders of ManTech immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with ManTech in such merger) cease to own their shares or other equity interest in ManTech, (d) the sale of substantially all of the assets of ManTech, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of

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ManTech by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of ManTech held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 13.1, such Awards (in the case of Options, to the extent not exercised prior to the date of such transaction and in the case of all other Awards, to the extent not fully vested and free from any restrictions prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of an Award for alternative treatment in connection with a transaction described in this Section 13 and/or provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in connection with a transaction described in this Section 13.

13.2 Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 13, in the event of the occurrence of any transaction described in Section 13.1 or as may be provided in any agreement between a Participant and the Company, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

13.3 Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Code Sections 424(a) or 409A, as applicable). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.

SECTION XIV—TAXES

14.1 Withholding Requirements.    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

14.2 Payment of Withholding Taxes.    Notwithstanding the terms of Section 14.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any

Appendix A

portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award shall or may be paid by the Company withholding Shares otherwise issuable or subject to such Award, by the Participant delivering previously owned Shares, in each case having a fair market value equal to the minimum amount required to be withheld (or such greater amount elected by the Participant, provided it would not result in additional accounting expense to the Company), or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION XV—AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 12 and the change of control provisions of Section 13, no such amendment shall, without the approval of the stockholders of ManTech materially increase the maximum number of Shares for which Awards may be granted under this Plan, expand the class of persons eligible to be Eligible Employees or Participants, or otherwise materially revise (within the meaning of applicable Nasdaq listing requirements) this Plan in any material respect.

The Board may amend, alter or discontinue this Plan or any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard; (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated; (iii) is deemed necessary to ensure that the Company may obtain any approval referred to in Section 16 of the Plan or to ensure that the grant or exercise of any Award or any other provision of this Plan satisfies requirements for an exemption under Section 16(b) of the Exchange Act or Code Sections 162(m), 280G, 409A, 422 or 4999; or (iv) is made pursuant to Sections 12 or 13 hereof.

SECTION XVI—COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue, or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of the Company’s directors and management, or other key employees.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and

Appendix A

Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code Section 162(m) and Code Section 409A. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of ISOs under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

SECTION XVII—OPTION GRANTS AND AWARDS BY SUBSIDIARIES

In the case of a grant of an Option or other Award granted to any Eligible Person employed by a subsidiary, such grant may, if the Committee so directs, be implemented by ManTech issuing any subject Shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the Shares to the Participant in accordance with the terms of the Option or other Award specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Option or other Award may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION XVIII—NO RIGHT TO COMPANY EMPLOYMENT OR

SERVICE AS A DIRECTOR

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or as a director of the Company or interfere in any way with the right of the Company to terminate an individual’s employment or service as a director at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION XIX—LIABILITY OF COMPANY

The Company shall not be liable to a Participant, an Eligible Person or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b) Tax Consequences. Any tax consequences of any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION XX—EFFECTIVENESS AND EXPIRATION OF PLAN

The 2016 restatement of the Plan shall be effective as of May 5, 2016 if approved by shareholders of ManTech. No Awards shall be granted pursuant to this Plan after March 8, 2026, the tenth anniversary of the date the 2016 restatement of the Plan was approved by our Board.

Appendix A

SECTION XXI—NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of ManTech for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION XXII—GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Unless otherwise provided in the document or other agreement evidencing an Award, any dispute as to any Award shall be presented and determined exclusively in a state court in the State of Delaware. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule, or regulation of similar effect or applicability.

0

MANTECH INTERNATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – MAY 5, 2016

(This Proxy is solicited by the Board of Directors of the Company)

The undersigned stockholder of ManTech International Corporation hereby appoints George J. Pedersen and Jeffrey S. Brown, or either of them, his/her true and lawful agents and proxies, each with the full power of substitution, to represent and to vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of ManTech International Corporation to be held at Hyatt Regency Fairfax, 12777 Fair Lakes, Fairfax, Virginia 22033, on Thursday, May 5, 2016 at 11:00 a.m. (EDT).

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED “FOR ALL NOMINEES” WITH RESPECT TO THE ELECTION OF DIRECTORS IN PROPOSAL 1, “FOR” THE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN IN PROPOSAL 2 AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP IN PROPOSAL 3, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

MANTECH INTERNATIONAL CORPORATION

May 5, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.mantech.com/annualmeeting

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

20733000000000000000 2	050516

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR ALL NOMINEES” IN PROPOSAL 1; “FOR” IN PROPOSAL 2; AND “FOR” IN PROPOSAL 3

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Proposal 1 - Election of Directors:		NOMINEES:		2.	Proposal 2 – Approval of the Management Incentive Plan, as amended and restated.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	George J. Pedersen Richard L. Armitage Mary K. Bush Barry G. Campbell		3.	Proposal 3 – Ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	Walter R. Fatzinger, Jr. Richard J. Kerr Kenneth A. Minihan		4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
				The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, in which Proposals 1, 2 and 3 are fully explained.
				PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.